As filed with the Securities and Exchange Commission on November 28, 2017

Registration No. 333-220995

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7372	81-0409475
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

One Riverway, 777 South Post Oak Lane, Suite 1700

Houston, Texas 77056

(888) 362-7972

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Len E. Walker

One Riverway, 777 South Post Oak Lane, Suite 1700

Houston, Texas 77056

(888) 362-7972

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Ted Schweinfurth

Louann Richard

Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75203
(214) 978-3000
(214) 978-3099 (Fax)

Approximate Date of Commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Class A common stock, $0.001 par value per share	5,482,500 shares	$6.20	$33,890,250	$4,220

Total	5,482,500 shares	$6.20	$33,890,250	$4,220

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s Class A common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Class A common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (o) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Class A common stock of $6.20 on October 11, 2017 and of $4.85 on November 24, 2017, as reported on the OTC QB.
(3)	Registration fee of $4,175.00 previously paid and additional registration fee of $45.00 paid by electronic transfer.

EXPLANATORY NOTE

IronClad Encryption Corporation is filing this Amendment No. 2 to its Registration Statement on Form S-1 (No. 333-220995) and the prospectus therein to cover the registration of 5,482,500 shares of Class A common stock offered by the holders thereof.

PROSPECTUS

IRONCLAD ENCRYPTION CORPORATION

Up to 5,482,500 shares of Class A common stock

This prospectus relates to the 5,482,500 shares of Class A common stock (the “Shares”) of IronClad Encryption Corporation (“we,” “our,” “ICE,” “IRNC,” “IronClad” or the “Company”), $0.001 par value per share, being registered for possible resale, from time to time, by the holders thereof. Of such shares, 4,257,500 are Shares owned by stockholders of the Company who acquired such Shares directly from the Company in private transactions, 225,000 Shares are Shares issuable to Delaney Equity Group, LLC (“Delaney”) pursuant to a warrant issued to Delaney (the “Delaney Warrant”) and the remaining 1,000,000 Shares are Shares that may be issued pursuant to an investment agreement which establishes a private equity line of credit (“Investment Agreement”) with Tangiers Global, LLC (“Tangiers”), who is deemed to be a statutory underwriter. See the section of this prospectus entitled “The Investment Agreement” for a description of the private equity line and the section entitled “Selling Stockholders” for additional information about Tangiers and the other selling stockholders.

The selling stockholders may sell their Shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling stockholders is (in the aggregate) 5,482,500 Shares. Funds received by the selling stockholders will be immediately available to such selling stockholders for use by them. The Company will not receive any proceeds from the sale of the selling stockholders’ Shares. However, we will receive the sale price of any Class A common stock that we sell to Tangiers pursuant to the private equity line and that we sell to Delaney pursuant to the exercise of the Delaney Warrant. Any proceeds we receive from the sale of the shares under the private equity line will be used for general corporate purposes. All costs incurred in the registration of the Shares are being borne by the Company.

The offering will terminate thirty-six (36) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully sold or terminated. The Company intends to maintain the effectiveness of the registration statement of which this prospectus is a part and to allow selling stockholders to offer and sell the Shares for a period of up to three (3) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (“SEC”).

Our Class A common stock is traded on the OTC QB, one of the OTC Markets Group over-the-counter markets, under the trading symbol “IRNC.” On November 24, 2017, the closing sale price for our Class A common stock was $4.70.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 3.

Prospectus dated                         , 2017

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. To understand this offering fully, you should read the following summary together with the more detailed information regarding the Company and the Class A common stock, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

IronClad Encryption Corporation, an encryption technology company formerly known as Butte Highlands Mining Company (hereinafter “Butte” or the “Company”), was organized in May 1929 in Delaware as a mining company. Butte ceased operating as a mining company in 1942.

In 2009, Butte registered its shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of becoming a reporting company. The Company’s shares then became listed on the OTCBB, but in time the Company also listed its shares to trade on the OTC QB electronic market, one of the OTC Markets Group over-the-counter markets.

On January 6, 2017, Butte entered into a Share Exchange Agreement with owners of InterLok Key Management, Inc., a Texas corporation (“InterLok”), wherein it issued 56,655,891 shares of its Class A common stock in exchange for 100% of the outstanding shares of InterLok Key Management, Inc. Immediately following the share exchange, the new Board of Directors of the Company (the “Board of Directors”) changed the Company name to IronClad Encryption Corporation (“IronClad”) and changed the stock symbol from BTHI to IRNC. On October 16, 2017, the Company redomiciled in Delaware from Nevada and adopted a certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) as a Delaware corporation.

As used herein, references to “Company”, “IronClad,” “Butte”, “we,” “us,” and “our” refer to IronClad Encryption Corporation and its subsidiary (InterLok) on a consolidated basis. The terms “Company”, “IronClad” and “Butte” all refer to the same corporate entity, but the use of the IronClad and Butte names are used to refer to different eras of the Company’s history. The historical eras generally coincide with the changes in business focus in the first weeks of 2017 from the Company’s historical mining activities (Butte) to its current encryption technology activities (IronClad).

Employees

At December 31, 2016, Butte had no full-time employees. The Company’s President served without compensation.

Upon completion of the share exchange on January 6, 2017, the Board of Directors appointed a President, Chief Technology Officer, Vice President of Planning, Vice President of Sales and Vice President of Legal, General Counsel and Secretary.

Subsequent to January 6, 2017, IronClad hired two additional employees; one is the Vice President, Treasurer and Chief Financial Officer and the other is the Director of Product Testing. The Company also uses the services of several outside consultants and contractors to provide additional services.

As of November 28, 2017, the Company has seven employees.

Business

The Company is engaged in the business of developing and licensing the use of cyber software technology that encrypts data files and electronic communications. The Company is currently developing and licensing a new approach that enhances the strength of today’s key-based encryption methods and technology. Through its patented Dynamic Synchronous Key Management and Perpetual Authentication technology, the Company seeks to bring needed innovation to data encryption security by increasing the effectiveness of current encryption products.

Focused on being the next generation data security leader, the Company’s products are designed to utilize the technology referenced above to address the current limitations of encryption technology, including cost, implementation and deployment and human interactions. The Company intends to generate royalty revenue by securing license agreements with leading vendors in each of the technology segments discussed below, through sales of hardware like the ICE Phone, subscriptions, and sales of ICE-enabled security applications, services and maintenance contracts. The Company expects its branded software and security solutions to be launched in the first half of 2018.

IronClad will initially market two products lines, including the ICE Phone and a suite of security applications for enterprise network management. The ICE Phone is designed to be an ultra-secure and ultra-rugged mobile phone platform intended to enable secure communication from the board-room to the military battlefield. The suite of security applications will be marketed as stand-alone applications and modules that seamlessly integrate within security management systems deployed within enterprises.

Risks and Uncertainties Facing the Company

As a development stage company, the Company has no operating history and has experienced losses since its inception. One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute opportunities in the encryption technology industry.

Due to financial constraints, the Company has conducted limited operations to date. If the Company were unable to develop strong and reliable sources of funding for growth opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions among the potential base of customers, neither of which are currently known or guaranteed.

Achievement of the Company's objectives will depend on its ability to obtain additional financing, to generate revenue from current and planned business operations, and to effectively manage product and software development, operating and capital costs. The Company is in a development stage and has generated no operating revenue, profits or positive cash flows from operations.  The Company plans to fund its future operations by potential sales of its common stock or by issuing debt securities.  However, there is no assurance that IronClad will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists.

Trading Market

Our Class A common stock is traded on the OTC QB, one of the OTC Markets Group over-the-counter markets, under the trading symbol “IRNC.” On November 24, 2017, the closing sale price of our Class A common stock was $4.70.

The Offering

On August 24, 2017, we entered into the Investment Agreement with Tangiers for the potential future issuance and purchase of shares of our Class A common stock. The Investment Agreement establishes what is sometimes termed a private equity line of credit or an equity drawdown facility. In general, the private equity line provides that Tangiers has committed to purchase, from time to time over a 36 month period, shares of our Class A common stock for cash consideration of up to an aggregate of $5,000,000, subject to certain conditions and restrictions. In connection with the Investment Agreement, we entered into a Registration Rights Agreement with Tangiers (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, we have filed a registration statement of which this prospectus is a part, covering the possible resale by Tangiers of the shares that we issue to Tangiers under the Investment Agreement. The effectiveness of this registration statement is a condition precedent to our ability to sell shares of Class A common stock to Tangiers under the Investment Agreement. Through this prospectus, Tangiers may offer to the public for resale shares of our Class A common stock that we issue to Tangiers pursuant to the Investment Agreement.

For a period of 36 months from the first trading day following the effectiveness of this prospectus, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the Investment Agreement by selling shares of our Class A common stock to Tangiers. Each draw down request must be for at least $5,000 and may, in our discretion, be up to the lesser of $500,000 and a formula amount based on the average price and trading volume of our Class A common stock over a designated period preceding the draw down request. The purchase price of these shares will be at a discount to the volume weighted average price of the Class A common stock during a designated pricing period following the draw down request.

We are under no obligation to request a draw down for any period. If we request a draw down, at least 10 trading days must pass before we submit a subsequent draw down request. The aggregate total of all draws cannot exceed $5,000,000 and no single draw can exceed $500,000. In addition, the Investment Agreement does not permit us to make a draw down if the issuance of shares to Tangiers pursuant to the draw down would result in Tangiers and certain of its affiliates owning more than 9.99% of our outstanding Class A common stock on the date we exercise a draw down. We are registering 1,000,000 shares of Class A common stock for possible issuance under the private equity line.

This prospectus also covers the offering for resale of up to 4,482,500 shares of our Class A common stock by the other selling stockholders identified below. Each of the selling stockholders acquired or will acquire these shares from us in private transactions pursuant to exemptions from registration.

The maximum number of Shares that can be sold by the selling stockholders pursuant to the terms of this offering is 5,482,500. The number of shares of Class A common stock issuable to Tangiers which are subject to this prospectus represents approximately 1.5% of our issued and outstanding Class A common stock as of November 28, 2017.

2

In the future, following the completion of this offering, the Company will likely need to raise additional capital for its operations. The Company anticipates that it may raise such capital by an offering of its shares of Class A common stock. If the Company does effect equity offerings of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their shares. Furthermore the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale. The Company cannot anticipate that it will be able to effect such additional offerings of its securities and then failure of it to do so may severely impact its available capital to develop any products or further its business plan.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s Class A common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the Class A common stock would likely decline, and investors could lose all or a portion of the value of their investment. The Company has listed the following risk factors which it believes to be those that are material to an investment in our Class A common stock.

Risks Related to Our Business and Our Industry

We lack an operating history, have never had revenues, have no current prospects for significant future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

The Company, formerly named Butte Highlands Mining Company, was incorporated on May 3, 1929 for the purpose of mining.  On January 6, 2017, Butte completed an exchange of shares of Butte’s Class A common stock for 100% of the capital stock of InterLok and changed Butte’s business focus from mining to patented encryption technology.  The Company and its wholly owned subsidiary, InterLok, have no recent profitable operating history upon which an evaluation of our future success or failure can be made. Losses incurred are a result of costs incurred from the issuance of stock and, re-incorporation between states, and legal and accounting costs. We have never had revenues and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow depend on:

•	our ability to sell encrypted software licenses and related hardware,

•	our ability to generate revenues and positive cash flows from the sale of encrypted software and hardware, and

•	our ability to manage development and operating costs.

Based on current plans, we expect to incur operating losses and negative cash flows from operations in future periods. This will happen because the costs and expenses associated with the research and development of encryption applications are likely to exceed modest operating revenues (if any) in the near future. As a result, we may not generate revenues, profits or positive net cash flows in the future.  Failure to generate revenues or positive cash flows from operating activities could cause us to suspend or cease operations.

Because we are small and do not have much capital, we may have to limit our development activity which may result in a loss of the value of your investment.

Since we are small and do not have much capital, we must limit our development activity. As such we may not be able to complete a software and hardware development program that is as thorough as we would like or as might be expected from potential customers.  Therefore, we have not considered and will not consider any activity beyond developing and generating revenue related to our current patented technology.

We have a history of losses, anticipate increasing our operating expenses in the future, and may not be able to maintain or increase profitability or cash flow on a consistent basis. If we cannot maintain or increase our profitability or cash flow, our business, financial condition, and operating results may suffer.

For the last two fiscal years we have incurred net losses, including net losses of approximately $39,733 in fiscal 2016 and $32,750 in fiscal 2015. As a result, we had an accumulated deficit of $213,581 in 2016. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to enhance our product and service offerings, broaden our end-customer base, expand our sales channels, expand our operations, hire additional employees, and continue to develop our technology. These efforts may prove more expensive than we currently anticipate, and we may not succeed in establishing and increasing our revenues sufficiently, or at all, to offset these higher expenses.

3

Revenue growth may slow for a number of possible reasons, including slowing demand for our products or services, increasing competition, a decrease in the growth of our overall market, or a failure to capitalize on growth opportunities. Any failure to establish and increase our revenues as we grow our business could prevent us from establishing, maintaining or increasing profitability or positive cash flow on a consistent basis. If we are unable to meet these risks and challenges as we encounter them, our business, financial condition, and operating results may suffer.

We have incurred significant operating losses in the past two years. As of September 30, 2017, the Company has an accumulated deficit of $7,859,960.

We have incurred operating losses during 2016 and 2015. During 2016, we incurred a net loss of $39,733. During 2015, we incurred a net loss of $32,750. There can be no assurance that we will be profitable in the future. Our continued failure to operate profitably may materially and adversely affect the value of our Class A common stock. Our losses to date have been funded by loans and equity sales. As of September 30, 2017, the Company had an accumulated deficit of $7,859,960 and incurred a net loss of $7,666,292 during the nine months ended September 30, 2017. These deficits and losses may affect the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The Company has limited operating history through its subsidiary and may increase the risk that we will not be successful.

The Company is a development stage Company and has limited operating history in its current encryption technology activities. The Company is relying on management to develop and implement its business plan through its operating subsidiary. The Company’s subsidiary has limited business history and an investor will be required to make an investment decision based largely on the management and the projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the technological development and marketing of encrypted software and hardware.

In order to implement its business plan and further develop its technology, the Company will need additional capital.

The Company will not receive any funds from the sale of the Shares offered herein and will require capital by loans, joint ventures or sales of its securities in order to execute its current business plan, namely to further develop the technology of its platforms for key-based encryption methods. If the Company were unable to locate such financing on terms acceptable to the Company, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

In order to continue operations the Company has undertaken a private offering of its securities in order to raise necessary funds.

In order to raise necessary funds to continue operations and meet its obligations, the Company has undertaken a private offering of its securities in order to raise the necessary funds. There is no assurance that the Company can raise additional funds through its offering and without such influx of such capital, or without capital from other sources such as loans or debt offering, the Company may not be able to continue operations.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

Our current research and development efforts may not produce successful products or enhancements to our platform that result in significant revenue, cost savings or other benefits in the near future, if at all.

We must continue to dedicate significant financial and other resources to our research and development efforts. However, developing products and enhancements to our platform is expensive and time consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to our platform, design improvements, cost savings, revenue or other expected benefits. If we spend significant resources on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.

4

If the data security market does not adopt our data security platform, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

We are seeking to disrupt the data security market with our patented encryption technology. However, organizations that use legacy products and services for their data security needs may believe that these products and services sufficiently achieve their purpose. Organizations may also believe that our products and services only serve the needs of a portion of the data security market. Accordingly, organizations may continue allocating their information technology (“IT”) budgets for legacy products and services and may not adopt our data security platform. If the market for data security solutions does not adopt our data security platform, if end-customers do not recognize the value of our platform compared to legacy products and services, or if we are otherwise unable to sell our products and services to organizations, then our revenue may not grow, which would have a material adverse effect on our operating results and financial condition.

Slow development of a market for our products would materially and adversely affect our results of operations.

The demand for our products depends on, among other things, the introduction and widespread acceptance of our encryption software and hardware. While management believes that such demand exists and will develop, there can be no assurance as to the rate of development of such demand. Slow development of the demand for our products and services would adversely affect our short-term results of operations. If the demand for our products and services develops more slowly than management currently anticipates, we may need to raise additional capital sooner than currently projected to enable us to sustain our operations long enough to achieve profitability.

If we fail to manage growth effectively, our business would be harmed.

We have restructured our operations significantly since the founding of our Company, and anticipate that further changes to our operations and headcount may be required. Our operating structure has also been altered, and any changes or future growth will place significant demands on our management, employees, infrastructure and other resources. We will also need to continue to improve our financial and management controls and reporting systems and procedures. We may encounter delays or difficulties in implementing any of these systems. Additionally, to manage any future change, we will need to hire, train, integrate and retain a number of highly skilled and motivated employees. If we do not effectively hire, train, integrate and retain sufficient highly qualified personnel to support any future growth, and if we do not effectively manage the associated increases in expenses, our business, results of operations and financial condition would be harmed.

Furthermore, growth forecasts are subject to significant uncertainty and are based on assumptions and estimates, which may not prove to be accurate. Forecasts relating to our market opportunity and the expected growth in the data encryption market and other markets, including the forecasts or projections referenced in this prospectus, may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth will be affected by many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of our market opportunity and market growth included in this prospectus should not be taken as indicative of our future growth.

If we are unable to sell products, solutions and maintenance services to new customers, as well as renewals of our products, solutions and services to those customers, our future revenue and operating results will be harmed.

Our future success depends, in part, on our ability to increase sales of our solutions to new customers. This may require increasingly sophisticated and costly sales efforts and may not result in additional sales. The rate at which new customers purchase solutions depends on a number of factors, including those outside of our control, such as customers’ perceived need for security and general economic conditions. If our efforts to sell our products and services to new customers are not successful, our business and operating results may suffer.

Furthermore, customers that purchase our platform have no contractual obligation to renew their subscriptions and support and maintenance services after the initial contract period, and given our limited operating history, we may not be able to accurately predict our renewal rates. Our customers’ renewal rates may decline or fluctuate as a result of a number of factors, including the level of their satisfaction with our platform, our customer support, customer budgets and the pricing of our platform compared with the products and services offered by our competitors. If our customers renew their subscriptions, they may renew for shorter contract lengths or on other terms that are less economically beneficial to us. We cannot assure you that our customers will renew their subscriptions, and if our customers do not renew their subscriptions or renew on less favorable terms, our revenue may grow more slowly than expected, if at all.

5

If we do not accurately predict, prepare for, and respond promptly to the rapidly evolving technological and market developments and changing end-customer needs in the network security market, our prospects will be harmed.

The data security market is characterized by rapidly changing technology, changing customer needs, evolving operating system standards and frequent introductions of new offerings. Additionally, many of our potential end-customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt increasingly complex enterprise networks, incorporating a variety of hardware, software applications, operating systems, and networking protocols. As their technologies and business plans grow more complex, we expect these customers to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our platform effectively identifies and responds to these advanced and evolving attacks without disrupting our customers’ network performance.

The process of developing this new technology is expensive, complex and uncertain. The success of new products and enhancements depends on several factors, including appropriate component costs, timely completion and introduction, differentiation of new products and enhancements from those of our competitors, and market acceptance. To build our competitive position, we must commit significant resources to developing new products or enhancements to our platform before knowing whether these investments will be cost- effective or achieve the intended results. There can be no assurance that we will successfully identify product opportunities, develop and bring new products or enhancements to market in a timely manner, or achieve market acceptance of our platform, or that products and technologies developed by others will not render our platform obsolete or noncompetitive. If we expend significant resources on researching and developing products or enhancements to our platform and such products or enhancements are not successful, our business, financial position and results of operations may be adversely affected.

These risks are greater in the mobile IT market because software is deployed on phones and tablets that run on different operating systems such as iOS, Android and Windows Phone, and these multiple operating systems change frequently in response to consumer demand. As a result, we may need to release new software updates at a much greater pace than a traditional enterprise software company that supports only PCs. We may experience technical design, engineering, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new solutions and enhancements. As a result, we may not be successful in introducing solutions in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be materially harmed.

Our products may become quickly outdated.

The data security market for our products is characterized by rapidly changing technology. Accordingly, we believe that our future success depends on our ability to develop products that can meet market needs on a timely basis. Although the market expects rapid introduction of new products or product enhancements to respond to new threats, the development of these products is difficult and the timetable for commercial release and availability is uncertain as there can be long time periods between releases and availability of new products. There can be no assurance that we will even be successful in developing and marketing, on a timely basis, such new products or enhancements, or that our new products or enhancements will adequately address the changing needs of the marketplace, or that we will be able to respond effectively to technological changes introduced by strategic partners or future competitors.

If we delay or fail to introduce new products, our results of operations and financial condition would be materially adversely affected. Even if we develop timely and successful products and services, there can be no assurance that others will not introduce technology or services that significantly diminish the value of ours or render them obsolete.

We plan to introduce, and will continue to introduce, new encrypted software and hardware, and we may not gain broad market acceptance for these new solutions.

We plan to release new encrypted software and hardware in order to meet the market’s rapidly evolving demands. The return on our investments in these development efforts may be lower, or may develop more slowly, than we expect. Further, we cannot assure you that these solutions will gain broad market acceptance and that they will prove to be profitable in the longer term. Additionally, we intend to continue introducing new data security solutions to respond to the needs of our customers. If we fail to achieve high levels of market acceptance for these solutions or if market acceptance is delayed, we may fail to justify the amount of our investment in developing and bringing them to market, and our business, operating results and financial performance could be adversely affected.

Additionally, the Company is developing its proprietary software and intends to effect beta and other testing to ensure efficient launch and usability. However, the Company’s software may experience or develop unanticipated “bugs” that would either delay its release or impede its use once released. Such delays or problems could impact the Company’s ability to generate revenue or could negatively affect any contractual relationships with users of the software.

6

If our products do not interoperate with our end-customers’ infrastructure, sales of our products and services could be negatively affected, which would harm our business.

Our products must interoperate with our end-customers’ existing infrastructure, which could have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, we may have to modify our software or hardware so that our products will interoperate with our customers’ infrastructure. In such cases, our products may be unable to provide significant performance improvements for applications deployed in our customers’ infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition.

Changes in features and functionality by operating system providers and mobile device manufacturers could cause us to make short-term changes in engineering focus or product development or otherwise impair our product development efforts or strategy and harm our business.

IronClad’s software platforms depend on interoperability with operating systems, such as those provided by Apple, Google and Microsoft, as well as other device manufacturers. Because mobile operating systems are released more frequently than legacy PC operating systems, and there is typically limited advance notice of changes in features and functionality of operating systems and mobile devices, we may be forced to divert resources from our product roadmap in order to accommodate these changes. In addition, if we fail to enable IT departments to support operating system upgrades upon release, our business and reputation could suffer. This could disrupt our product roadmap and cause us to delay introduction of planned solutions, features and functionality, which could harm our business.

If functionality similar to that offered by our products is incorporated into existing network infrastructure products, organizations may decide against adding our appliances to their network, which would have an adverse effect on our business.

Large, well-established providers of encryption software and hardware offer, and may continue to introduce, data security features that compete with our products, either in stand-alone security products or as additional features in their network infrastructure products. The inclusion of, or the announcement of an intent to include, functionality perceived to be similar to that offered by our security solutions in networking products that are already generally accepted as necessary components of network architecture may have an adverse effect on our ability to market and sell our products. Furthermore, even if the functionality offered by network infrastructure providers is more limited than our products, a significant number of end-customers may elect to accept such limited functionality in lieu of adding appliances from an additional vendor such as us.

Many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of networking products, which may make them reluctant to add new components to their networks, particularly from other vendors such as us. In addition, an organization’s existing vendors or new vendors with a broad product offering may be able to offer concessions that we are not able to match because we currently plan to offer only network security products and have fewer resources than many of our competitors. If organizations are reluctant to add additional network infrastructure from new vendors or otherwise decide to work with their existing vendors, our ability to increase our market share and improve our financial condition and operating results will be adversely affected.

Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm our operating results.

Our revenue will depend significantly on general economic conditions and the demand for products in the IT security market. Economic weakness, customer financial difficulties, and constrained spending on IT security may result in decreased revenue and earnings. Such factors could make it difficult to accurately forecast our sales and operating results and could negatively affect our ability to provide accurate forecasts to our contract manufacturers and manage our contract manufacturer relationships and other expenses. If we do not succeed in convincing customers that our platform should be an integral part of their overall approach to IT security and that a fixed portion of their annual IT budgets should be allocated to our platform, general reductions in IT spending by our customers are likely to have a disproportionate impact on our business, results of operations and financial condition.

General economic weakness may also lead to longer collection cycles for payments due from our customers, an increase in customer bad debt, restructuring initiatives and associated expenses, and lack of investment in our Company. Furthermore, weakness and uncertainty in worldwide credit markets may adversely impact the ability of our potential customers to adequately fund their expected capital expenditures, which could lead to delays or cancellations of planned purchases of our platform.

7

Our billings may be variable and difficult to predict.

A substantial majority of our billings in any particular period will be derived from sales to customers with whom we began to engage during that same period and therefore our sales may be variable and difficult to predict. Given this unpredictability, we may be unable to accurately forecast our sales in any given period. A failure to accurately predict the level of demand for our solutions may adversely impact our future revenue and operating results, and we are unlikely to forecast such effects with any certainty in advance.

We may acquire other businesses which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our operating results.

As part of our business strategy, we may make investments in complementary companies, products, or technologies. However, we have not made any significant acquisitions to date, and as a result, our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner is unproven. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our end-customers, investors, and securities analysts. In addition, if we are unsuccessful at integrating such acquisitions, or the technologies associated with such acquisitions, into our Company, the revenue and operating results of the combined company could be adversely affected.

Any integration process may require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could adversely affect our financial condition or the value of our Class A common stock. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations.

The Company’s officers and directors beneficially own a significant majority, and will continue to own a majority, of the Company’s Class A common stock and, as a result, can exercise control over stockholder and corporate actions.

Our officers and directors are collectively the beneficial owners of a majority of the Company’s outstanding Class A common stock and assuming sale of all the Shares, will still own a majority of the Company's then outstanding Class A common stock upon closing of the offering. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s Class A common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

The Company has a small financial and accounting organization. Being a public company strains the Company’s resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Exchange Act. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

8

If we do not effectively establish and train a qualified sales force, we may be unable to add new customers or increase sales to our existing customers in the future, and our business will be adversely affected.

We will be substantially dependent on our direct sales force to obtain new customers and increase sales with these customers in the future. There is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of sales personnel to support our growth. New hires require significant training and may take significant time before they achieve full productivity. Our new hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business.

In addition, because we were recently formed, a large percentage of our sales force will need to be hired and will be new to our Company. If we are unable to hire and train a sufficient number of effective sales personnel, or the sales personnel we hire are not successful in obtaining new customers or increasing sales to our existing customer base, our business will be adversely affected.

We operate in a rapidly evolving industry and changes in existing technologies or the emergence of new products or technologies could reduce demand for our products and significantly harm our business.

The encryption market is characterized by rapid technological change, frequent product introductions, new protocols, evolving industry standards, consolidation among our competitors, suppliers and customers, and evolving customer preferences. The introduction of new products by our competitors or us or new entrants into the storage market could render our existing products obsolete or uncompetitive. Additionally, changes in existing technologies could cause demand for our products to decline. For example, if changes in technology result in a significant reduction in cyber-attacks, enterprises may not need to utilize our encrypted software and hardware. One or more new technologies also could be introduced that compete effectively with our products or that cause our products to no longer be of significant benefit to our customers, and demand for our products could be reduced significantly.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulation Authority (“FINRA”) has adopted rules that apply to broker-dealers in recommending an investment to a customer. The broker-dealers must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities such as ours to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities such as ours will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend buying our Class A common stock to their customers and this may have the effect of reducing the level of trading activity and liquidity of our Class A common stock. Further, many brokers charge higher transactional fees for penny stock transactions such as buying our Class A common stock. As a result, fewer broker-dealers may be willing to make a market in our Class A common stock, reducing our stockholder’s ability to resell shares of our Class A common stock.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s Class A common stock may be below $5.00 per Share. If the price of the Class A common stock is below such level, trading in its Class A common stock would be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s Class A common stock which could impact the liquidity of the Company’s Class A common stock.

9

We face significant competition and expect this competition to intensify, which could prevent us from increasing our revenue, reduce our gross margins, and result in the loss of market share.

The market for encryption technology is highly competitive and we expect competition to intensify in the future. Other companies have introduced, and may in the future introduce, new products in the same market we intend to enter. Currently, we expect to face competition from existing encryption products on the market. Further, many of our competitors have substantially greater financial, sales and other resources than we do and may in some cases benefit from lower costs than we do. In some cases, they also have more recognizable brands than our own.

Competition will likely result in pricing pressure on our products and services, and we anticipate that pricing pressure will increase in the future. Competition may in some instances result in a negative impact on the length of our sales cycle, and we may experience longer sales cycles in future periods due to increased competition. In particular, if a large number of orders, or a large dollar value order, is delayed or cancelled, our financial results may be harmed. Competition may result in reduced gross margins for our products, increased sales and marketing expenses and a failure to increase market share.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to improve our competitive position.

The market for network security and encryption products is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Many of our potential competitors could have substantial competitive advantages such as:

•	greater name recognition and longer operating histories;

•	larger sales and marketing budgets and resources;

•	broader distribution and established relationships with distribution partners and end-customers;

•	greater customer support resources;

•	greater resources to make acquisitions;

•	lower labor and development costs;

•	larger and more mature intellectual property portfolios; and

•	substantially greater financial, technical and other resources.

In addition, some of our potential larger competitors have substantially broader and more diverse product offerings and can leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling, or closed technology platforms. Potential end-customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. As a result, even if the features of our platform are superior, customers may not purchase our products.

Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products and technology. Our potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.

10

Our failure to adequately protect personal information could have a material adverse effect on our business.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. Our failure to comply with applicable laws and regulations, or to protect such data, could result in enforcement action against us, including fines, imprisonment of Company officials and public censure, claims for damages by end-customers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our operations, financial performance, and business.

Evolving and changing definitions of personal data and personal information, within the European Union, the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our products by potential end-customers.

If our security measures are breached or unauthorized access to customer data is otherwise obtained or our customers experience data losses, our brand, reputation and business could be harmed and we may incur significant liabilities.

Our customers will rely on our encryption solutions to secure and store their data, which may include financial records, credit card information, business information, customer information, health information, other personally identifiable information or other sensitive personal information. A breach of our encryption methods or other events that cause the loss or public disclosure of, or access by third parties to, our customers’ stored files or data could have serious negative consequences for our business, including possible fines, penalties and damages, reduced demand for our solutions, an unwillingness of our customers to use our solutions, harm to our brand and reputation and time-consuming and expensive litigation.

The techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated or remote areas around the world. As a result, we may be unable to proactively prevent these techniques, implement adequate preventative or reactionary measures or enforce the laws and regulations that govern such activities. If our customers experience any data loss, or any data corruption or inaccuracies, whether caused by security breaches or otherwise, our brand, reputation and business could be harmed.

If an actual or perceived breach of network security occurs in our internal systems, our services may be perceived as not being secure and clients may curtail or stop using our solutions.

As a provider of data security solutions, we will be a high profile target and our networks and solutions may have vulnerabilities that may be targeted by hackers and could be targeted by attacks specifically designed to disrupt our business and harm our reputation. We will not succeed unless the marketplace continues to be confident that we provide effective encryption protection. If a breach of network security occurs in our internal systems it could adversely affect the market’s perception of our solutions. We may not be able to correct any security flaws or vulnerabilities promptly, or at all. In addition, such a security breach could impair our ability to operate our business. If this happens, our business and operating results could be adversely affected.

Additionally, the ability of our future solutions to operate effectively could be negatively impacted by many different elements unrelated to our solutions. For example, a user’s experience may suffer from an incorrect setting in his or her mobile device, an issue relating to his or her employer’s corporate network or an issue relating to the underlying mobile operating system, none of which we control. Even though technical problems experienced by users may not be caused by our solutions, users often perceive the underlying cause to be a result of poor performance of our solution. This perception, even if incorrect, could harm our business and reputation.

Because our solutions could be used to collect and store personal information of our customers’ employees or customers, privacy concerns could result in additional cost and liability to us or inhibit sales of our solutions.

Personal privacy has become a significant issue in the United States and in other countries where we may offer our solutions. The regulatory framework for privacy issues worldwide is currently complex and evolving, and it is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, use and disclosure of personal information. In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance Portability and Accountability Act of 1996 and state breach notification laws. Internationally, virtually every jurisdiction in which we may eventually operate has established its own data security and privacy legal framework with which we or our customers must comply, including the Data Protection Directive established in the European Union, or the EU, and the Federal Data Protection Act recently passed in Germany.

11

 In addition to government regulation, privacy advocacy and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is in conflict with one another, and is inconsistent with our encryption practices or the features of our solutions. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our encryption software and hardware, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and harm our business.

Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our customers may limit the use and adoption of, and reduce the overall demand for, our solutions. Privacy concerns, whether valid or not valid, may inhibit market adoption of our solutions particularly in certain industries and possibly, foreign countries.

Our use of open source software could impose limitations on our ability to commercialize our solutions.

Our solutions might contain software modules licensed for use from third-party authors under open source licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses might contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary solutions with open source software in a certain manner, we could, under certain of the open source licenses, be required to release the source code of our proprietary solutions to the public or offer our solutions to users at no cost. This could allow our competitors to create similar solutions with lower development effort and time and ultimately could result in a loss of sales for us.

The terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our solutions. In such event, we could be required to seek licenses from third parties in order to continue offering our solutions, to re-engineer our solutions or to discontinue the sale of our solutions in the event re-engineering cannot be accomplished on a timely basis, any of which could materially and adversely affect our business and operating results.

If we are unable to hire, retain, train, and motivate qualified personnel and senior management, our business could suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. The loss of the services of our senior management or any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales and marketing, could significantly delay or prevent the achievement of our development and strategic objectives, and may adversely affect our business, financial condition and operating results.

In addition, many members of our management team only joined us in the last year as part of our investment in the expansion of our business. Our productivity and the quality of our solutions may be adversely affected if we do not integrate and train our new employees quickly and effectively. Furthermore, if we are not effective in retaining our key personnel, our business could be adversely impacted and our operating results and financial condition could be harmed.

Competition for highly skilled personnel is often intense. We may not be successful in attracting, integrating or retaining qualified personnel to fulfill our current or future needs. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, or that they have divulged proprietary or other confidential information, or that their former employers own their inventions or other work product.

The Company relies on key executives whose absence or loss could adversely affect the business.

The Company relies on the services of its key executives. The loss of the services of any such executive could adversely affect the business. Additionally, because our Chief Technology Officer has other outside business activities, he will only be devoting 70% of his time or approximately thirty hours per week to our operations.

12

Costs incurred because the Company is a public company may affect the Company’s profitability.

As a public company, the Company incurs significant legal, accounting, and other expenses, and the Company is subject to the rules and regulations of the Securities and Exchange Commission relating to public disclosure that generally involve a substantial expenditure of financial resources to prepare those disclosures. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively affect the Company’s financial results. To the extent the Company’s earnings are reduced as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

We may be unable to protect our intellectual property adequately, which could harm our business, financial condition and results of operations.

We believe that our intellectual property is an essential asset of our business. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual provisions, to establish and protect our intellectual property rights in the United States and abroad. The filing of a patent application or trademark application does not guarantee the issuance of a corresponding patent or trademark. Thus, our efforts to secure intellectual property rights may not result in enforceable rights against third parties. Any U.S. or other patents that we acquire may not be sufficiently broad to protect our proprietary technologies, and given the costs of obtaining patent protection, we may choose not to seek patent protection for certain of our proprietary technologies or in certain jurisdictions. Further, the enforceability of any U.S. or other patent we obtain would be limited by the term of said patent.

Variations in patent and trademark laws across different jurisdictions may also affect our ability to protect our proprietary technologies consistently across the globe. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and our trademarks, copyrights and patents may be held invalid or unenforceable. We may not be effective in policing unauthorized use of our intellectual property, and even if we do detect violations, litigation may be necessary to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time consuming and expensive, could divert management’s attention and may result in a court determining that our intellectual property rights are unenforceable. If we are not successful in cost-effectively protecting our intellectual property rights, our business, financial condition and results of operations could be harmed.

Claims by others that we infringe their proprietary technology or other rights could harm our business.

Companies in the data encryption security industry own large numbers of patents, copyrights, trademarks, domain names, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. Third parties may in the future assert claims of infringement of intellectual property rights against us. As the number of products and competitors in our market increases and overlaps occur, infringement claims may increase. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue and against whom our own patents may therefore provide little or no deterrence or protection. In addition, we have not registered our trademarks in all of our geographic markets and failure to secure those registrations could adversely affect our ability to enforce and defend our trademark rights.

Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable to us and the failure to obtain a license or the costs associated with any license could cause our business, financial condition, and operating results to be materially and adversely affected.

In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected products or services), effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, royalties or other fees. Any of these events could seriously harm our business, financial condition, and operating results.

13

We could be subject to additional tax liabilities.

We are subject to U.S. federal, state, local and sales taxes in the United States and may become subject to foreign income taxes, withholding taxes and transaction taxes in several foreign jurisdictions. Significant judgment is required in evaluating our tax positions and our worldwide provision for taxes. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, our tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations, including those relating to income tax nexus, by recognizing tax losses or lower than anticipated earnings in jurisdictions where we have lower statutory rates and higher than anticipated earnings in jurisdictions where we have higher statutory rates, by changes in foreign currency exchange rates, or by changes in the valuation of our deferred tax assets and liabilities.

We may be audited in various jurisdictions, and such jurisdictions may assess additional taxes, sales taxes and value-added taxes against us. Although we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from our historical tax provisions and accruals, which could have a material adverse effect on our operating results or cash flows in the period or periods for which a determination is made.

U.S. federal, state and local government sales are subject to a number of challenges and risks that may adversely impact our business.

Sales to U.S. federal, state, and local governmental agencies may in the future account for a significant portion of our revenue. Sales to such government entities are subject to the following risks:

•	selling to governmental agencies can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale;

•	government certification requirements applicable to our products may change and, in doing so, restrict our ability to sell into the U.S. federal government sector until we have attained the revised certification;

•	government demand and payment for our products and services may be affected by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products and services;

•	governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government refusing to continue buying our platform, which would adversely affect our revenue and results of operations, or institute fines or civil or criminal liability if the audit uncovers improper or illegal activities; and

•	governments may require certain products to be manufactured in the United States and other relatively high-cost manufacturing locations, and we may not manufacture all products in locations that meet these requirements, thus affecting our ability to sell these products profitably to governmental agencies.

Failure to comply with governmental laws and regulations could harm our business.

Our business is subject to regulation by various U.S. federal, state, local and may become subject to regulation by foreign governments in the future. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, injunctions or other collateral consequences. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, results of operations and financial condition.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by man-made problems such as terrorism.

A significant natural disaster, such as an earthquake, a fire, a flood, or significant power outage could have a material adverse effect on our business, results of operations, and financial condition. In addition, natural disasters could affect our supply chain, manufacturing vendors, or logistics providers’ ability to provide materials and perform services such as manufacturing products or assisting with shipments on a timely basis. In the event that our or our service providers’ information technology systems or manufacturing or logistics abilities are hindered by any of the events discussed above, shipments could be delayed, resulting in missed financial targets, such as revenue and shipment targets, for a particular quarter.

In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business or the business of our supply chain, manufacturers, logistics providers, partners, or customers or the economy as a whole. Any disruption in the business of our supply chain, manufacturers, logistics providers, partners or end-customers that impacts sales at the end of a fiscal quarter could have a significant adverse impact on our financial results. All of the aforementioned risks may be further increased if the disaster recovery plans for us and our suppliers prove to be inadequate. To the extent that any of the above should result in delays or cancellations of customer orders, or the delay in the manufacture, deployment or shipment of our products, our business, financial condition and results of operations would be adversely affected.

14

We are subject to governmental export and import controls that could subject us to liability or impair our ability to compete in international markets.

Our products are subject to U.S. export controls, specifically the Export Administration Regulations and economic sanctions enforced by the Office of Foreign Assets Control. We incorporate standard encryption algorithms into our products, which, along with the underlying technology, may be exported outside of the U.S. only with the required export authorizations, including by license, license exception or other appropriate government authorizations, which may require the filing of an encryption registration and classification request. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments, and persons targeted by U.S. sanctions. In addition, various countries regulate the import of certain encryption technology, including through import permit and license requirements, and have enacted laws that could limit our ability to distribute our products or could limit our customers’ ability to implement our products in those countries.

Changes in our products or changes in export and import regulations may create delays in the introduction of our products into international markets, prevent our customers with international operations from deploying our products globally or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any change in export or import regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing regulations or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, potential customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of Our Class A Common Stock

Sales of substantial amounts of our Class A common stock in the public markets, or the perception that such sales might occur, could reduce the price that our Class A common stock might otherwise attain and may dilute your voting power and your ownership interest in us.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A common stock and may make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate. Based on shares outstanding as of November 24, 2017, following the effectiveness of the registration statement of which this prospectus forms a part, and assuming a full issuance of the 1,000,000 shares of Tangiers and the 225,000 shares issuable to Delaney pursuant to a warrant, a total of 67,408,195 shares of Class A common stock will be outstanding. Of these shares, 6,925,571 shares, including 4,257,500 shares covered by this prospectus, which are currently outstanding, and 1,225,000 shares covered by this prospectus, which are issuable pursuant to a private equity line and warrant, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act, subject, where applicable, to vesting requirements and compliance with the terms of our insider trading policy.

The remaining 60,295,124 shares of Class A common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our Class A common stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our Class A common stock if the market price of our Class A common stock increases

The market price of our Class A common stock may be volatile.

The trading price of our Class A common stock may be highly volatile and could be subject to wide fluctuations in response to various factors.  Some of the factors that may cause the market price of our Class A common stock to fluctuate include:

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in estimates of our financial results or recommendations by securities analysts;

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•	failure of any of our products to achieve or maintain market acceptance;

•	changes in market valuations of similar companies;

•	significant products, contracts, acquisitions or strategic alliances of our competitors;

•	success of competing products or services;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	regulatory developments;

•	litigation involving our Company, our general industry or both;

•	additions or departures of key personnel;

•	investors’ general perception of us; and

•	changes in general economic, industry or market conditions.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our Class A common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigation has often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We may not be able to draw funds from the private equity line.

We cannot be assured that we will obtain sufficient funds from the private equity line with Tangiers to continue operations. The future market price and volume of trading of our Class A common stock limits the rate at which we can obtain money under the private equity line. Further, we may be unable to satisfy the conditions contained in the Investment Agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our Class A common stock declines, or trading volume in our Class A common stock is low, we will be unable to obtain sufficient funds to meet our liquidity needs.

Private equity line draws may result in substantial dilution.

We will issue shares to Tangiers upon exercise of our put rights at a price equal to 80% of the lowest volume weighted average price, or if none, the lowest closing bid price, of our Class A common stock over the 5 trading days including and immediately after the date we deliver and Tangiers confirms receipt of notice of a drawdown request on the private equity line. Accordingly, the exercise of our put rights may result in substantial dilution to the interests of the other holders of our Class A common stock.

Depending on the price per share of our Class A common stock during the 36 month period of the Investment Agreement, we may need to register additional shares for resale to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our Class A common stock. If we are unable to register the additional shares of Class A common stock, we may experience delays in, or be unable to, access some of the $5,000,000 available under the private equity line.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends,” “estimates,” “forecast,” “projects,” “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Class A common stock by the selling stockholders; rather, the selling stockholders will receive those proceeds directly. However, we will receive the sale price if and when Tangiers purchases our Class A common stock in accordance with the Investment Agreement. We will also receive the exercise price if and when Delaney purchases our Class A Common Stock pursuant to the Delaney Warrant. Any proceeds we receive from the sale of the shares under the private equity line or the exercise of the Delaney Warrant will be used for general corporate purposes. We do not intend to use any of the proceeds we receive from the sale of the shares under the private equity line to discharge funded indebtedness.

THE INVESTMENT AGREEMENT

On August 24, 2017, we entered into an Investment Agreement with Tangiers for the potential future issuance and purchase of shares of our Class A common stock. The Investment Agreement establishes what is sometimes termed a private equity line of credit or an equity drawdown facility. In general, the private equity line provides that Tangiers has committed to purchase, from time to time over a 36 month period, shares of our Class A common stock for cash consideration of up to an aggregate of $5,000,000, subject to certain conditions and restrictions.

The amount of proceeds that we choose to draw down and receive from the sale of shares under the private equity line will depend on a number of factors. The number of shares that we may sell at any time is limited by the trading volume of our stock and limits on the percentage of our stock that Tangiers may own at any time. We may also choose to not sell the full amount under the equity line available to us if we are able to sell our shares at more favorable prices in other transactions. The Company and Tangiers selected $5,000,000 as the aggregate amount issuable by the Company under the private equity line based on Tangiers’ experience providing similar financing to other companies and based on IronClad’s projections of the amount of such financing that we might need over a period of three years.

Shares of Class A common stock issued to Tangiers under the Investment Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended. In connection with the Investment Agreement, we entered into a Registration Rights Agreement with Tangiers. Pursuant to the Registration Rights Agreement, we have filed a registration statement of which this prospectus is a part, covering the possible resale by Tangiers of the shares that we issue to Tangiers under the Investment Agreement. Through this prospectus, Tangiers may offer to the public for resale shares of our Class A common stock that we issue to Tangiers pursuant to the Investment Agreement. The effectiveness of this registration statement is a condition precedent to our ability to sell shares of Class A common stock to Tangiers under the Investment Agreement.

For a period of 36 months from the first trading day following the effectiveness of this registration statement, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the Investment Agreement by selling shares of our Class A common stock to Tangiers. Each draw down request must be for at least $5,000 and may, in our discretion, be up to the lesser of $500,000 and a formula amount based on the average price and trading volume of our Class A common stock over a designated period preceding the draw down request. The purchase price of these shares will be at a discount to the volume weighted average price or if none, the lowest closing bid price, of the Class A common stock during a designated pricing period following the draw down request. The formulas for determining the actual draw down amounts, the number of shares we issue to Tangiers and the purchase price per share paid by Tangiers are described in detail below.

We are under no obligation to request a draw down for any period. If we request a draw down, at least 10 trading days must pass before we submit a subsequent draw down request. The aggregate total of all draws cannot exceed $5,000,000 and no single draw can exceed $500,000. In addition, the Investment Agreement does not permit us to make a draw down if the issuance of shares to Tangiers pursuant to the draw down would result in Tangiers and certain of its affiliates owning more than 9.99% of our outstanding Class A common stock on the date we exercise a draw down. Pursuant to the Registration Rights Agreement, we are registering 1,000,000 shares of Class A common stock for possible issuance and resale under the private equity line.

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As consideration for its commitment to purchase shares of our Class A common stock pursuant to the Investment Agreement, we have issued to Tangiers a 7 month 10% convertible promissory note (the “Commitment Note”) in the principal amount of $100,000. The Commitment Note is convertible into shares of our Class A common stock at the fixed price of $3.25 per share; provided, however, that at any time and from time to time after a default occurs solely due to the fact the Commitment Note is not retired on or before the maturity date, all or any part of the Commitment Note is convertible into shares of our Class A common stock of the Company at a per share equal to the lower of: (a) $3.25 or (b) 65% of the average of the two lowest per share trading prices of the Class A common stock during the twenty consecutive trading days prior to the conversion date.

On August 24, 2017, in connection with the entry into the Investment Agreement, we also issued a 10% convertible note (the “Convertible Note”) in an aggregate principal amount of $330,000 with a 10% original issue discount. The initial consideration (“Initial Consideration”) in the amount of $165,000 was funded on August 24, 2017. The Company received net proceeds of $150,000 (which represents the deduction of the 10% original discount for Tangiers’ due diligence and legal fees). Tangiers may pay additional consideration (each, “Additional Consideration”) to the Company in such amounts and at such dates as Tangiers may choose in its sole discretion.

The amount of principal due to Tangiers will be prorated based on the Initial Consideration and Additional Consideration actually paid (plus the “guaranteed” interest and 10% original issue discount, both which are prorated based on the Initial Consideration and Additional Consideration actually paid, as well as any other interest or fees) such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of the Convertible Note. The maturity date is seven months from the effective date of each payment of Consideration and is the date upon which the principal amount of the Convertible Note, as well as any unpaid interest and other fees, will be due and payable.

The Convertible Note is convertible into shares of our Class A common stock at a fixed price of $1.00 per share; provided, however, that at any time and from time to time after a default occurs solely due to the fact the Convertible Note is not retired on or before the maturity date, Tangiers shall have the right to convert all or any part of the unpaid and outstanding principal amount and the accrued and unpaid interest under the Convertible Note into shares of our Class A common stock at a price per share equal to the lower of: (a) $1.00 or (b) 65% of the average of the two lowest per share trading prices of our Class A common stock during the twenty consecutive trading days prior to the conversion date.

In connection with the issuance of the Convertible Note, the Company also issued to Tangiers a common stock purchase warrant (the “Warrant”) to purchase up to 82,500 shares of our Class A common stock. The Warrant is exercisable at a price of $3.00 per share.

The Investment Agreement does not prohibit the Company from conducting additional debt or equity financings, other than financings similar to the Investment Agreement and debt financings convertible into equity.

THE DRAW DOWN PROCEDURE AND THE STOCK PURCHASES

We may request a draw down by delivering a draw down notice to Tangiers, stating the share amount of the draw down we wish to exercise. The next 5 trading days including and immediately following the draw down notice are used to determine the actual amount of money Tangiers will provide. On the draw down settlement date the dollar amount of the draw is determined and delivered by Tangiers to the Company.

Amount of Each Draw Down

The share amount of the draw down is the amount we have requested, with a minimum request of at least $5,000 and the maximum investment amount by Tangiers being the lesser of:

•	$500,000; and

•	200% of the average daily trading volume of the Class A common stock during the 10 trading days immediately prior to the Company’s draw down notice.

At no time is Tangiers required to purchase more than the maximum investment amount for a given pricing period. As a result, if we choose not to exercise the maximum investment amount in a given draw down pricing period Tangiers is not obligated to and will not purchase more than the scheduled maximum investment amount calculated above in a subsequent draw down pricing period.

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Purchase Price of each Draw Down

The purchase price of the shares we issue to Tangiers pursuant to a draw down is the lowest volume weighted average price or, if none, the lowest closing bid price of the Class A common stock during the 5 trading day period including and immediately following the date of the Company’s draw down notice multiplied by 80%.

Conditions

Before Tangiers is obligated to buy any shares of our Class A common stock pursuant to a draw down, the following conditions, none of which is in Tangiers’ control, must be met:

•	The registration statement, which includes this prospectus, shall have previously become effective and shall remain effective.

•	At all times during the period beginning on the date of the relevant draw down notice and ending on the date of the closing of any resale, the Class A common stock shall have been listed or quoted for trading on the principal market on which the Class A common stock is traded and shall not have been suspended from trading thereon.

•	We shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Investment Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by us.

•	No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares.

•	The issuance of the shares of Class A common stock will not violate any stockholder approval requirements of the principal market on which the Class A common stock is traded.

•	Each of our representations and warranties in the Investment Agreement shall be true and correct in all material respects as of the date when made and as of the draw down exercise date.

•	Trading in our Class A common stock shall not have been suspended by the SEC or FINRA and trading in securities generally on the principal market shall not have been suspended or limited.

•	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or, to the knowledge of us, threatened by any court or governmental authority which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Investment Agreement.

•	The Company shall have executed and delivered to Tangiers the certificates representing, or have executed electronic book-entry transfer of, the shares of Class A common stock being purchased.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Investment Agreement or that we will be able to draw down any portion of the amounts available under the Investment Agreement.

Termination of the Investment Agreement

The Investment Agreement terminates (i) thirty-six (36) months after the Registration Statement is declared effective, (ii) when Tangiers has purchased an aggregate of $5,000,000 of Class A common stock, (iii) at any time the Registration Statement is no longer in effect, or, (iv) subject to certain exceptions set forth therein, at any time upon fifteen (15) days written notice from the Company to Tangiers.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders named below of shares of the Company’s Class A common stock that we may issue pursuant to the Investment Agreement we entered into with Tangiers and the possible resale of shares of the Company’s Class A common stock by the other selling stockholders listed below. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement we entered into with Tangiers. References in this prospectus to the “selling stockholder(s)” includes Tangiers, the other selling stockholders listed below, and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

The selling stockholders and Tangiers, who is deemed to be a statutory underwriter, will offer their Shares at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop. Tangiers may from time to time offer and sell pursuant to this prospectus any or all of the shares of Class A common stock that it acquires under the Investment Agreement.

The distribution of the selling stockholders’ Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling stockholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the Shares.

The distribution of the Shares by the selling stockholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. We do not know how long the selling stockholders will hold the shares before selling them, and other than the Investment Agreement we entered into with Tangiers, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

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The following table sets forth ownership of shares held by each person who is a selling stockholder.

	Before Offering					After Offering (2)
Name	Number of Shares Owned		Percent of Class (1)		Shares Offered for Sale	Number of Shares Owned	Percent of Class (1)

Tangiers Global, LLC	(3)	-	*	%	1,000,000	-	*	%
Jeff McGraw		1,000,000	1.5%		1,000,000	-	*	%
Charles A. Gray		533,306	*	%	500,000	33,306	*	%
Delaney Equity Group	(4)	450,000	*	%	262,500	187,500	*	%
William Scott		2,000,000	3.0%		25,000	1,975,000	2.9%
Chris Crawford		50,000	*	%	25,000	25,000	*	%
Christopher Severson		500,000	*	%	500,000	-	*	%
Peter Bernard		1,000,000	1.5%		100,000	900,000	1.3%
Terry Dunne		915,000	1.4%		200,000	715,000	1.1%
Dawn S. Askew		50,000	*	%	50,000	-	*	%
Karla P. Velasquez		10,000	*	%	10,000	-	*	%
C. David Staffel		50,000	*	%	25,000	25,000	*	%
Scott Posell		217,000	*	%	50,000	167,000	*	%
Carissa Collett		500,000	*	%	500,000	-	*	%
Miguel Yanez		550,000	*	%	500,000	50,000	*	%
James D. McGraw		23,335,891	35.3%		500,000	22,835,891	34.0%
Jeff Barrett		15,900,000	24.0%		100,000	15,800,000	23.5%
Keith Hofmann		50,000	*	%	50,000	-	*	%
Matthew A. McManus		10,000	*	%	10,000	-	*	%
Joseph S. Garcia		10,000	*	%	10,000	-	*	%
Donald L. Nesting		50,000	*	%	50,000	-	*	%
Kyle B. Manners		10,000	*	%	10,000	-	*	%
Barrett G. Blume		5,000	*	%	5,000	-	*	%

		41,196,197	71.3%		5,482,500	42,713,697	63.6%

*	Less than 1%.
(1)	Based on 66,183,195 shares of Class A Common Stock outstanding as of the date of this prospectus.
(2)	The columns in the table above reflecting “After Offering”: “Number of Shares Owned” and “Percent of Class” are prepared on the basis that all shares being registered in this registration statement are resold to third parties. Shares of our Class A common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.
(3)	As of November 24, 2017, Tangiers owned 0 shares of our Class A common stock pursuant to the puts made under the Investment Agreement and 0 shares of our Class A common stock issued pursuant to the Commitment Note or the Convertible Note.
(4)	Consists of 225,000 shares issuable within 60 days of November 24, 2017 pursuant to options and warrants awarded to Delaney Equity Group, LLC and 225,000 shares of Class A common stock currently owned by Delaney Equity Group, LLC as of November 24, 2017.

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DILUTION

Under the Investment Agreement, the purchase price of the shares to be sold to Tangiers will be at a price equal to the lowest volume weighted average price, or if none, the lowest closing bid price of the Class A common stock during the 5 trading day period including and immediately following the date of the Company’s draw down notice (“Market Price”) multiplied by 80%. The table below illustrates an issuance of Class A common stock to Tangiers under the Investment Agreement for a hypothetical draw down amount of $500,000 at an assumed Market Price of $6.00:

Draw Down Amount	Price to be paid by Tangiers	Number of Shares to be Issued

$500,000	$4.80	104,167

By comparison, if the Market Price of the Class A common stock was $1.00, the number of shares that would be required to be issued in order to have the same draw down amount of $500,000 would be greater, as shown by the following table:

Draw Down Amount	Price to be paid by Tangiers	Number of Shares to be Issued

$500,000	$0.80	625,000

Accordingly, there would be dilution of an additional 520,833 shares issued due to the lower stock price of $1.00 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our Class A common stock means a higher number of shares to be issued to Tangiers in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our Class A common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of our shares sold to the public by Tangiers, and because our existing stockholders may disagree with a decision to sell shares to Tangiers at a time when our stock price is low, and may in response decide to sell additional numbers of shares of their own, further decreasing our stock price.

The actual number of shares that will be issued to Tangiers under the Investment Agreement will depend upon the Market Price of our Class A common stock at the time of our puts to Tangiers and shortly thereafter. The price per share Tangiers ultimately pays for each share is determined by dividing the aggregate purchase price by the number of shares we issue to Tangiers.

Additionally, under the Registration Rights Agreement, we are registering 1,000,000 shares of Class A common stock for possible issuance and resale under the private equity line. Notwithstanding that Tangiers has committed to purchase, from time to time over a 36 month period, shares of our Class A common stock for cash consideration of up to an aggregate of $5,000,000 under the Investment Agreement, the likelihood that we would access the full $5,000,000 is low. This is due to several factors including the fact that the Investment Agreement’s share volume limitations will limit our use of the Investment Agreement and the market price may decrease and thus fewer dollars will be received by us as shares are issued.

Even if we were able to put all of the 1,000,000 of the Shares registered under this registration statement to Tangiers under the Investment Agreement at our current market prices, we would only realize approximately $4,800,000 under the Investment Agreement. We determined to register in this registration statement a total of 1,000,000 shares, which represents less than 5% of our public float (after subtracting the holdings of insiders and controlling stockholders) in order to allow the greatest possible flexibility under the Investment Agreement. The amount of shares that might be utilized under the Investment Agreement cannot be determined at this time as it will fluctuate with the market price of our stock and our financial requirements. Should the Market Price require us to issue more than 1,000,000 shares of Class A common stock to Tangiers, we may need to subsequently register additional shares of our Class A common stock.

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PLAN OF DISTRIBUTION

General

The selling stockholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling stockholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. Other than the Investment Agreement we entered into with Tangiers, the Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Class A common stock by the selling stockholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

There can be no assurance that the selling stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than under this prospectus.

The Shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with. If any of the Shares offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, the subsequent holders could not use this prospectus until a post-effective amendment to the registration statement of which this prospectus is a part or a prospectus supplement is filed naming such holders.

The selling stockholders and any other person participating in the sale of the Shares may be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Company intends to maintain the currency and accuracy of this prospectus for a period of up to three (3) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Resales of the Shares under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

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DESCRIPTION OF SECURITIES

Capitalization

On October 16, 2017, the Company changed its state of incorporation from the State of Nevada to the State of Delaware and decreased its authorized capital to 171,707,093 shares. Pursuant to the Company’s Certificate of Incorporation, the Company is authorized to issue 150,000,000 shares of Class A common stock, par value $0.001, of which 66,145,695 shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 1,707,093 shares of Class B common stock, par value $0.001, of which 1,538,872 shares were outstanding as of the date of the registration statement, of which this prospectus is a part, and 20,000,000 shares of preferred stock, par value $0.001, of which none are designated or outstanding.

The Company is registering 5,482,500 shares of Class A common stock for resale to the public by the holders thereof (selling stockholders). The selling stockholders will offer the Shares at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop.

Class A Common Stock

Authorized Shares: The Company is authorized to issue 150,000,000 shares of Class A common stock, par value $0.001 per share.

Voting Rights: The holders of Class A common stock shall at all times vote as one class, with each holder of record entitled to one vote for each share held. A holder of shares of Class A common stock shall not be entitled as a matter of right to cumulate its votes.

Dividend Rights: Each issued and outstanding share of Class A common stock shall entitle the holder thereof to receive dividends (whether payable in cash, stock or otherwise), when, as and if declared by the Board of Directors of the Company out of funds legally available therefore.

Liquidation, Dissolution or Winding Up: In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, each issued and outstanding share of Class A common stock shall entitle the holder of record thereof to receive ratably and equally all of the assets and funds of the Company available for distribution to its stockholders, whether from capital or surplus.

Preemptive Rights: Holders of Class A common stock shall not be entitled as a matter of right to preemptive rights to acquire additional shares of capital stock of the Company.

Limitation of Class A Common Stock Holders’ Rights: The Board of Directors has the authority, without action by the stockholders of the Company, to designate and issue preferred stock and to designate the rights, preferences and privileges of each series of preferred stock, which may be greater than the rights attached to the Class A common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of Class A common stock until the Board of Directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends of the Class A common stock;

•	diluting the voting power of the Class A common stock;

•	impairing the liquidation rights of the Class A common stock; or

•	delaying or preventing a change of control of our Company.

There are currently no shares of preferred stock outstanding.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

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Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s Class A common stock. The foregoing required penny stock restrictions will not apply to the Company’s Class A common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

Listing

The Company’s stock is listed on one of the OTC Markets Group over-the-counter markets, OTC QB, under the trading symbol “IRNC.”

Transfer Agent

Columbia Stock Transfer Company, Post Falls, Idaho, serves as transfer agent for the Company.

THE COMPANY

Background

IronClad Encryption Corporation, an encryption technology company formerly known as Butte Highlands Mining Company (hereinafter “Butte” or the “Company”), was organized in May 1929 in Delaware as a mining company. Butte ceased operating as a mining company in 1942.

In 2009, Butte registered its shares under the Exchange Act for the purpose of becoming a reporting company. The Company’s shares then became listed on the OTCBB, but in time also listed its shares to trade on OTC QB, one of the OTC Markets Group over-the-counter markets.

On January 6, 2017, Butte entered into a Share Exchange Agreement with owners of InterLok Key Management, Inc., a Texas corporation (“InterLok”), wherein it issued 56,655,891 shares of its Class A common stock in exchange for 100% of the outstanding shares of InterLok Key Management, Inc. Following the share exchange, the new Board of Directors changed the Company’s name to IronClad Encryption Corporation, redomiciled the Company from Delaware to Nevada, and changed the stock symbol from BTHI to IRNC. On October 16, 2017, the Company redomiciled in Delaware from Nevada and adopted the Certificate of Incorporation and Bylaws as a Delaware corporation.

Employees

At December 31, 2016, Butte had no full-time employees. The Company’s President served without compensation.

Upon completion of the share exchange on January 6, 2017, the Board of Directors appointed a President, Chief Technology Officer, Vice President of Planning, Vice President of Sales and Vice President of Legal, General Counsel and Secretary.

Subsequent to January 6, 2017, IronClad hired two additional employees; one is the Vice President, Treasurer and Chief Financial Officer and the other is the Director of Product Testing. The Company also uses the services of several outside consultants and contractors to provide additional services.

As of November 24, 2017, the Company has seven employees.

Property

The Company maintains office space at: One Riverway, 777 South Post Oak, Suite 1700, Houston, Texas 77056.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

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THE BUSINESS AND BUSINESS PLAN

Business Operations and Business Plan

Overview

Product Development and Design Philosophy

IronClad envisions its core strength and future growth opportunity to be primarily in the software and services industry as it builds a portfolio of innovative encryption products, applications and services. In the development of our ICE ultra-secure and ultra-rugged mobile phone (“ICE Phone”), we believe long-term success will be realized by providing encryption services, software products, add-on applications and maintenance contracts for these phones. As such, we are integrating a complete suite of security measures, and our unique key management and authentication technology into our ICE Phone. Target customers include corporate executives, high-net worth individuals, politicians, civil servants, police officers, clandestine service agents, and military members. We are designing the ICE Phone to allow these customers to carry out their vocations without the threat of compromise or communication failure.

ICE Phone

At present, IronClad’s primary focus is the development and sale of the ICE Phone. In order to expedite development and leverage a well-known and established brand in the ruggedized mobile phone market, IronClad announced on June 5, 2017, a partnership with Sonim Technologies. Sonim Technologies is a provider of mission-critical solutions designed specifically for workers in extreme, hazardous and isolated environments. Using Sonim’s XP phone platform as our base, IronClad is modifying the phone’s operating system and installing a suite of ICE-developed software modules to deliver to market the world’s first ultra-rugged and ultra-secure mobile phone.

In terms of security features, the phone will seek to address the three principal attack surfaces: system/software, network, and human. To protect these attack surfaces, and differentiate against failed previous market entries, we are removing features that consumers would typically expect in a commercial smart phone offering. The features remaining are those identified by our prospective clients as mission critical for their vocational needs and responsibilities. Future phone offerings will include some excluded features when and if suitable solutions are developed to properly secure them. The list of features removed and remaining is presently proprietary and confidential. The ICE Phone is expected to enter mass production in the third quarter of 2018.

The benefits of our technology and its implementation in the ICE Phone include:

•	Virtually no latency (delay) in voice or data transmissions - all communications are secured over an internet protocol (“IP”) carrier

•	Low power consumption and low processor overhead requirements are extremely lightweight and can even run on 386-class processors or systems running Windows 3.0

•	All devices engaged in communications are highly fault tolerant to real world disruptions of key exchanges

•	Device agnostic and extensible to any digital data and digital voice transport

•	Non-Intrusive and transparent to user

•	Actual encryption keys are never transmitted using our unique patented technology, dramatically reducing the potential of an attack like a man-in-the-middle attack

Without any added encryption, all mobile phone communications are easily susceptible to attacks because cellular standards were never designed to be secure. In the ICE Phone, we took a different approach. Only in setting up the secure channel will the ICE Phone behave like a regular cellular handset. Calls and data are routed using the networks of cellular operators that the user is subscribed to including but not limited to AT&T, T-Mobile, Orange, and Korea Telecom Freetel. IronClad takes advantage of the cellular infrastructure to initiate a call and connect to other encrypted users, but once connected, the encryption algorithms between the users leverage the phone’s processor to create a peer-to-peer encrypted channel.

This technology has two unique aspects. The first is that there is no external server required to encrypt voice calls or data. All encryption and decryption takes place on the user’s phone using a lightweight algorithm that consumes very little power and requires low processing overhead. By not using an external server for the encryption, latency is reduced so voice calls sound natural, and the attack surface is reduced thus minimizing the potential of a hack. The second is that IronClad’s implementation of encryption makes it virtually immune to man-in-the-middle attacks. By continuously changing the encryption keys and ensuring that the keys among all users remain synchronized even when the real world creates faults, a man-in-the-middle attack will at best grab and decode a single word of an entire conversation, but more likely will only extract “static” noise.

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One significant benefit to our approach is that we are not trying to convince the cyber-security ecosystem that we have “better” encryption algorithm. We simply take the industry-recognized key-based encryption algorithms and make them exponentially more effective. Our technology is not a new encryption algorithm; rather, we have created key management and authentication algorithms that we believe will make existing key-based encryption technologies more effective. The two breakthrough technologies are Dynamic Encryption and Perpetual Authentication.

Dynamic Encryption Technology eliminates the vulnerabilities caused by the exposure of any single encryption key by continuously changing encryption keys and keeping the keys synchronized in a fault-tolerant manner. This technology permits a single file or voice call to be encrypted with a streaming series of unique keys on a digital block-by-block basis, so that a hacker must decipher potentially millions of keys to gain access to and decode any meaningful amounts of information.

Perpetual Authentication Technology uses multiple virtual channels for encryption so that in the event one channel is compromised, the other channels maintain encryption integrity. Together, these technologies not only eliminate the single point of failure problem created by having keys exposed through brute force, side channel, or other types of attack, but do so with virtually no latency or computer chip performance overhead. Additionally, by using recognized and industry-accepted encryption technology, we are also future-proof and able to integrate any future key-based encryption algorithm into our products.

Other Security Applications

Our key management and authentication algorithms are also customizable to a wide range of other security applications. We are developing software to secure data and networks for enterprise and governmental agencies that require the highest levels of protection and security. This software will include the tools to monitor network traffic and database integrity and provide actionable information in the event of an attack.

The ICE secure platform we are developing can serve enterprise devices running mobile, thick and thin client, database, and local and cloud-based server applications. General functions within and across devices include:

•	Configure and deliver applications to smartphones, tablets, laptops and desktops running operating systems such as Android, iOS, macOS and Windows. The lightweight nature of applications enables integration into older devices that cannot be easily upgraded, such as PC-based controls running Windows 3.0.

•	Encrypt, secure and continuously authenticate data-in-motion and data-at-rest across all networks and devices.

•	Secure access to back-end corporate networks and cloud services.

At this time, we are excluding certain enterprise-class products from our product portfolio. Although we will not offer these types of enterprise-class products, we will seek partnerships with innovative incumbents within each market to extend our reach and value proposition. These products include firewalls, intrusion prevention systems (IPS), security information and event management (SIEM), and associated management consoles. Regarding our future software product plans, our business model is to not directly compete with the various enterprise security products listed above, but to make them more secure. IronClad will provide software modules and complete product offerings for licensing to partners and to be integrated in our own products including the ICE Phone.

As these products mature, IronClad will develop complementary software security products for the enterprise market as well as for certain niches within the consumer market. Our vision is for every enterprise-class digital device that connects to an external network to implement the ICE secure platform for all data whether at rest or in motion because, even in an environment where world-class security measures are installed and diligently kept up to date, a successful attack can have debilitating consequences. The ICE secure platform we envision further mitigates the risk of a successful attack by ensuring that any breached information is not only minimized but also completely valueless to the hacker.

Presently, cyber-security professionals are well aware that any one encryption key, regardless of the type, is at risk of being cracked. A determined brute force attack, can break any single key allowing access to entire databases and systems. However, an encryption system based on our patented technologies renders the data exposed from any successful attack meaningless, as the information obtained is minimized and out of context from the rest of the secured data.

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Industry Trends

Cybersecurity breaches are an unavoidable part of modern life. These breaches impact our personal privacy and finances, the integrity of our organizations and institutions, and the effectiveness of our local and national defense. Our digital devices, as well as the complex and heterogeneous systems interconnected across global networks and data centers and networks connecting them, are vulnerable to hacking and cybersecurity attacks. Though nearly everyone has been affected by cybersecurity breaches, the general consumer market behavior assumes that consumers have some reasonable level of cyber privacy, and therefore, most consumers are unwilling to pay the added cost for preventative measures. However, IronClad’s target customers are not only convinced that cyber-security is paramount, but also understand that the cost of any security breach far outweighs the cost of prevention.

We believe ruggedness is also a key requirement for many of ICE’s target customers. The most extreme situations where ruggedness is required would include situations that a combat soldier or policeman may face. However, corporate executives also expect and need a phone to work no matter the number of drops or abuse. To a lesser extent, all consumers expect a phone to be dependable within reasonable physical conditions. The ICE Phone is designed to be an ultra-secure and ultra-rugged mobile phone focused on addressing these two concerns.

The Secure Phone Market

The secure phone market is littered with failed products due to poor product performance, unreliable software operation, overpriced, and incorrectly marketed. Another key reason for these failures is the dependence on a single encryption key to secure data at rest or in motion. Our business model is based on targeting customers who understand the paramount importance of secured information and the ramifications of its unauthorized exposure. As such, our strategy is to market our phone solution directly to enterprise and high threat clients, focusing on two of the following four categories that we believe comprise the secure phone market:

•	Enterprise clients, a disparate group whose members share similar requirements and include C-level executives, anyone in human resources departments, local politicians and officials, commercial scientists or researchers working on sensitive projects, low level government agencies with access to large databases of personal information such as the Social Security Administration, banking and medical institutions, or any world traveler visiting countries with known surveillance programs. This group is security conscious but may not understand the level of security they require. The threat consequences that this group is concerned with include the release of corporate secrets, classified information, financial information, employee records, voting records, medical records, credit card numbers, and social security numbers. The threat risk is exponentially more severe for this group due to the possible impact on an entire organization or an entire group of people served by that organization.

•	High threat clients, a disparate group whose members share similar requirements and include military Special Forces, executives or researchers of aerospace and defense technology companies, operatives and analysts within top-secret federal government agencies, Non-Government Organizations (NGO), national politicians and officials, journalists reporting in unstable countries, activists operating in repressive countries, and local government emergency response teams including SWAT and police departments. This group is often the most security conscious and often requires very rugged phones as well. Threat consequences that concern this group are largely the same as the enterprise clients except the threat risk increases to loss of life, inability to apprehend criminals, compromised military operations, and damage to international relations.

•	Elite consumer clients, including celebrities and high net worth individuals, who tend to be the least price-sensitive group among individual phone buyers. These clients tend to be driven by status and privacy, and will likely pay a premium for a high-priced device that distinguishes them from ordinary consumers, or protects them more effectively than ordinary mobile devices. Some vendors directly target and pursue elite consumers simply for the secondary marketing benefits. These elite consumer clients face similar threats as general consumers with added risks of blackmail, kidnapping, home invasion and other criminal activities targeted toward them as a result of their status.

•	General consumer clients, including consumers that purchase mobile phones through standard retail channels or download publicly available encryption applications that operate on any smart phone. This group is the least security-conscious and least technical. They tend to be motivated primarily by price, and see security as a benefit but not a necessity. However, general consumers living in countries under authoritarian regimes, which limit freedom of speech, will have a greater “fear appeal” leading to increased concern regarding their security. This group is generally concerned with the release of private personal information including financial, medical, addresses, personal affiliations, and other information that could lead to identity theft, personal property theft or negatively impact personal relationships, employment, and public perception.

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We believe that focusing on enterprise and high threat clients (as defined above) provides the economies of scale required for long-term success. As we grow within these two markets, we also expect that a security conscious subset of the general consumer and elite customer base will purchase our products.

Customers

IronClad target customers are segmented according to our expected product portfolio including the ICE Phone platform, and software products and services ranging from security software modules for enterprise, to Encryption as a Service (EaaS) for cloud providers.

Our initial focus for IronClad is the ultra-secure and ultra-rugged ICE Phone. We will initially address only select markets within two customer categories to ensure proper execution and success: enterprise clients and high threat clients. Our ICE Phone will also be desirable for consumers with high security requirements, including politicians, public figures, high net worth individuals, corporate executives and others, but we expect this market to develop naturally by word of mouth or as a derivative or our primary marketing effort. Our initial direct sales and marketing efforts will leverage the internal expertise of the team in the enterprise and high threat markets. Once we have established our product portfolio in these markets, we envision expanding to a channel partners program including resellers and phone partners.

We envision our core strength and future growth opportunity to be primarily in the software and services industry as we build a portfolio of innovative encryption products, applications and services. We will also build hardware in support of our software and services when the market is not able to provide IronClad or its target customers with the required platforms. As an extension of this software and services strategy, IronClad in the future will also address other software security markets including encryption for data-at-rest, full disc encryption (FDE), file level encryption and other products including encryption for data in motion.

Though these markets are dominated by such companies as IBM, Microsoft and Oracle, these companies are still using file-level or database-level encryption based on a single ineffective encryption key. Through partnerships or direct competition, IronClad will enable OEM/ODM, enterprises and cloud services companies to upgrade the security of their products or organization to the next generation in encryption and key management.

Competition

Competition in the Digital Security Industry

We operate in the highly competitive digital security industry. However, within the industry, we have identified risk mitigation as a presently underserved market. While many vendors in the digital security space focus on prevention, prediction, monitoring and identification of security breaches, few focus on risk mitigation in the event of a breach. Our goal is to make any breach of information valueless to the hacker. Organizations are unwilling to fully encrypt their data and databases because today’s encryption creates degradation of system performance, increases costs, adds management requirements, adds time to basic processes, and frustrates employees. Therefore, organizations will encrypt only critical databases and networks, often utilizing vulnerable single key encryption methods, thus rendering their efforts still vulnerable to attacks. Generally, these encryption deployments are poorly applied and poorly managed.

According to a report published by Zion Market Research in Sept. 2016, the “global encryption software market will exceed USD 7.17 billion by 2021, growing at a compounded annual growth rate (CAGR) of 21.7% from 2016-2021.” Of the application segments identified in the report, we plan to participate in all four segments including encryption for data-at-rest, full disc encryption (FDE), file level encryption and data in motion. Though this market is dominated by companies like IBM, Microsoft and Oracle, these companies still utilize file level encryption based on a single encryption key.

Through partnerships or direct competition with these companies, IronClad’s vision is to enable organizations and individuals to upgrade to the next generation in encryption. IronClad core algorithms are lightweight, computationally efficient, and simple to deploy. Ultimately, they mitigate the risk of an unauthorized security breach into meaningless data. With the advent of our unique security measures, we envision a future where insurance companies will require integration of our technology prior to underwriting policy coverage. Ultimately, companies deciding to “under-secure” their information will pay higher premiums, or be denied coverage. An example of this trajectory can be seen in the Payment Card Industry Security Standard (PCI DSS) created by the leading card brands to increase protection of cardholder information and reduce fraud.

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Our Competitive and Technological Strengths

Publicly available survey information regarding the data security industry reveals that although companies are spending billions of dollars on cyber protection, they continue to experience data security breaches:

•	Private sector companies globally spent more than $75 billion on security software to safeguard their systems and data in 2015.

•	A survey of IT workers and end users at U.S. and European organizations found 76% had been hit by the loss or theft of important data over the two-year period of 2015-2016, a sharp increase from 67% in a similar survey done in 2014.

Clearly, current methods to combat cyber-security threats are not effective. Encryption key management systems and methods of providing secure data communications are essential in today’s interconnected world. With the ubiquitous use of the world-wide-web and internet protocol to achieve global interconnectivity for literally every aspect of business and our personal lives, the necessity for properly securing data transmissions is now a critical requirement. To make matters worse, data repositories are now being successfully hacked at alarming rates. They too, need to be practically and effectively secured from cyber threats.

The competitive advantages that IronClad has developed include the following:

•	Pioneering techniques to ensure secure data across all government, financial, academic, and private industry sectors. Our ubiquitous hardware and software platforms that deliver proprietary securitization, validation, and encryption techniques that can be applied to essentially all forms of data transmission and data at rest. Our platform addresses the rapidly-evolving modern security requirements of the broad spectrum of communication and data storage requirements across the entire range of business, government, military, and individual needs.

•	Application of our technology across a broad range of communications networks and devices. Our technology is applicable to data on the move, data at rest, databases, and authentication. Our technology can be applied across a broad range of communications, such as networked and stand-alone computers, satellite, direct broadcast television systems, radio systems, optical and sonic transmission. The use of dynamically changing auto-synchronous keys provides continuous, implicit, re-authentication which eliminates man-in-the-middle, cloning, and replay attacks. Robust operation is designed in by the use of our patented “tolerance” methodology.

•	Dramatic reduction of the attack surface due to our unique, game-changing dynamic authentication and encryption technology. Our authentication and encryption methodologies utilize dynamically changing auto-synchronous keys, applied to data at granular levels. This dramatically reduces the attack surface available to intrusion attempts and protects devices and systems from exposure of meaningful data and cloning. IronClad uniquely protects communicating devices with the use of dynamically changing auto-synchronous keys. When data is transmitted, it is encrypted with dynamically changing encryption keys at a granular level. In contrast with commercially available systems which utilize a single key to protect transmitted data, our system protects the same data with a continuous flow of synchronized keys. Our system makes it virtually impossible for any unauthorized device to convert the communications (data) into an understandable, meaningful, and usable format. Other commercially available systems utilize a single key to protect the transmitted data. If an attacker is successful in gaining the encryption key, all the transmitted data is compromised, past, present and future. With the IronClad system, even if an attacker gains a single encryption key, only a single block of data is compromised. When IronClad encrypted data is received, it can only be decrypted using the same set of dynamically changing auto-synchronous keys which were used to encrypt the transmitted data. This is accomplished by the use of a master key which is known only to the communicating devices. By utilizing our master key and patented dynamically changing auto-synchronous key management system, the actual encryption keys are never transmitted. This game changing technique is unique to IronClad.

•	Protecting data at rest. We apply the same dynamically changing auto-synchronous key technique as used for “data on the move” to protect storage systems which have data at rest. At the file level, we encrypt each individual file with its own set of unique keys at a granular level. Thus, even if someone is able to gain access to the individual files, since each file is encrypted with its own set of unique keys, each file is individually protected from attack. Additionally, since each individual file is protected with its own set of unique keys at a granular level, even if an attacker gains a single encryption key, only a single grain of data is compromised

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•	Protecting storage devices without storing individual keys on the device, within the data or in a key server. IronClad technology can also be used at the storage device level to protect individual disk drives, RAID systems, and entire arrays, with millions of individual encryption keys applied at granular level. This is accomplished without storing any of the individual encryption keys on the device, within the data or in a key server. This renders the data on the device unusable if the device is stolen, with the same benefits as explained in “data on the move”. Using this fine-grained level of encryption opens the possibilities of simplification in the operation of large data centers since once the master key for a device is destroyed, the data on the device is totally useless.

•	Protecting databases at a granular level. Utilizing the same dynamically changing auto-synchronous key technique applied to database technology, the IronClad system provides a new level of database security which is not available from other vendors. The dynamically changing auto-synchronous keys can be used to encrypt each individual row, column, and table with individual keys at a granular level. These keys are not stored in the database. Access to decryption of each individual, row, column, and table can be individually managed. Both “flat” and “relational” databases can be secured with our system.

•	Our patented “tolerance” methodology for multi-factor authentication. IronClad takes multi-factor authentication to a new level, utilizing our patented key management “tolerance” methodology. Our technology is applicable to authenticate computer and network user access, card reader building access, mass transit access, ticketing systems, vehicle identification and access, military, government, and aircraft access systems. We provide one-time use codes which operate only within specified “tolerance” ranges, to allow access without being bound to strict time and sequence rules. The authentication methodology prevents the successful use of multiple cloned or otherwise fraudulent access attempts, by individuals and fraudulent devices, as well as limiting the use of even a single cloned or an otherwise fraudulent device.

•	Our expertise in the digital security field and our aggressive pursuit of our intellectual property rights. We have a history of thought leadership and product innovation. We hold key patents in this field, and are pursuing many more patents in both the US and international markets. Many of these patents relate to both hardware and software integration into devices utilized within our industry, such as application distribution and mobile data security. More detailed information on our patents is provided below. We believe successful mobile deployments and associated data transmission encryption and decryption requires intensive domain expertise.

Competition in the Secure Mobile Phone Market

Evaluating the competition for the ICE Phone is difficult as the secure mobile phone market is not a discrete industry. Industry analysts at market research firms currently cover many topics relevant to secure mobile phones including cybersecurity, privacy, mobility, mobile phones, and mobile security. However, there are no analysts, research groups, or even reports dedicated specifically to cover the secure mobile phone market. Given the uneven nature of vendor information and the scarcity of analyst material, we decided to provide an overview of what is available and explain how our approach differs.

Mobile phone design includes many aspects including the software design. As with any other design decisions, the engineers and management may decide to design their own operating system (OS) from the ground up, license an OS from a third party for a fee, or use an open source OS either “as is” or modified. Apple is the most famous example of a company that designed an OS from the ground up and is completely proprietary. iOS is used to run their mobile devices, including the iPhone, iPad, and iPod Touch. At the other end of the spectrum, there are many companies that have based their mobile phones on the Google-developed OS called Android. The reason so many companies, including Samsung, HTC, LG, Sony and Motorola just to name a few, have used the Android OS are quite simple. Android is open source and free. The open source nature of Android means that phone manufacturers, including secure phone providers, can modify or enhance the operating system as they see fit. The Android OS itself has security features built in, spanning many aspects and functions of the phone, but to truly secure the phone, developers must not only plug the existing security holes found in the OS, but must also improve the encryption algorithms, remove unnecessary functionality, add security-centric functions, and even provide some human engineering to minimize “user errors.” IronClad will be basing the ICE Phone OS on Android and significantly enhancing it with the security features Android lacks "out-of-the-box", thus ensuring the OS and the mobile phone itself are ultra-secure.

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Notable companies and products in the secure mobile phone market utilize various technologies and approaches. Publicly available information regarding the performance of these companies and products in the market indicate that the vast majority of these companies are facing significant challenges and many seem to be abandoning the market. IronClad seeks to redefine this market by carefully addressing the principal requirements of our target customers.

	Current Market Approach	ICE Phone Approach

Secure Custom Android Operating System (“OS”)	Some companies offer consumer mobile phones with a secure custom Android OS. However, these supposed secure phones still expose functions and features that do little to decrease the threat surface of the phone. For example, these phones still allow the download of non-secure applications, allow the use of the camera, exposed external memory ports and use only rudimentary authentication to access the phone. Some companies “feature” a dual Subscriber Identification Module (“SIM”) that enables users to switch between secure government and vulnerable commercial networks, in effect greatly increasing the risk of a malicious hack.	The ICE Phone is based on a ruggedized phone platform that has the IronClad custom secure Android OS with tightly controlled functionality to minimize the phone’s threat surface. For example, the phone will include secure voice and text, limited file exchange and email, limited access to external memory ports and no photo or video capabilities. The ICE phone prioritizes security of the entire phone, not just the operating system.

Technology and Roadmap	Some companies still design their own phone platforms and used, even at the time of design, outdated baseband technology that precluded the use of the latest and most secure base Android operating system. Others rely on consumer third party phones that prevents secure provider from properly merging the phone hardware with the secure custom OS.	The ICE phone will be based on the most secure chipset and base Android OS to ensure platform security from the chipset to the highest level applications running on our modified Android OS. IronClad also intends to upgrade our phone software platform on an as needed basis to capture the latest improvements that enhance security. By taking this approach, IronClad ensures the use of future generations of the Android OS and also plans on updating the phone hardware platform to ensure the best use and synergy between the hardware platform and the secure custom Android OS.

End-to-End Encryption versus use of External Encryption Server	Some companies require the use of an external server to encrypt calls thus increasing call latency and the system’s vulnerability to brute-force man-in-the middle attacks.	The ICE phone will have end-to-end encryption meaning that calls are encrypted and decrypted on the phones themselves and will not rely on a vulnerable external server.

Luxury VoIP Phones	Some companies offer secure Voice over IP (“VoIP”) phones, smart phones, and other products that targets celebrities and Elite consumers. Some of these phones cost anywhere from $40,000 for a diamond dusted model to a $10,000 gold-plated model.	The ICE Phone customer base is by definition one that places a high value on security and also understands that the cost of a breach is far higher than the cost of a truly secure platform.

The Closest Competitor	A competitor that has perhaps come the closest to the embodiment of the ICE Phone markets a secure phone costing roughly $600 and uses the company's security-enhanced Android OS. These phones are not rugged and thus exclude large market segments that would benefit from a secure and ruggedized phone. These phones have not achieved market traction or financial success due to poor reliability, unacceptable voice communication latency and disruptions, and therefore have not been able to provide a next generation platform to address these issues.	Direct customer feedback of these phones to IronClad has influenced the design of our initial product. It is our intention for the ICE Phone to be distinguished from this competitor’s secure phone based on merit, innovation, and ingenuity. IronClad will strive to achieve the highest level of reliability and operational ruggedness for its products to make sure that user can truly depend on them even under challenging conditions.

Secure Messaging and Voice Calling applications	Other competitors provide secure messaging and voice calling applications for anyone around the world and are easy to download onto their phones, tablets or computers. These applications send end-to-end encrypted messages based on single key encryption. These applications are well known and for most consumer level demands, they perform appropriately. However, as downloaded applications, they cannot secure low level functionality of the phones or other vulnerable applications. Most importantly, they are based on a single encryption key making the application vulnerable to any determined brute force attack.	IronClad’s approach is holistic, encompassing the entire phone including the lowest levels or the software and hardware functionality. The ICE Phone leverages sophisticated encryption and authentication algorithms to ensure all users can benefit from high-grade security.

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Intellectual Property

IronClad protects its core and intellectual property rights with patents, trademarks, trade secrets, and where appropriate, copyrights. These rights have been extended throughout the United States as well as to international regions by filing for PCT applications and international trademarks. We also rely on confidentiality for invention assignment agreements with our employees, contractors, and third parties. Non-disclosure agreements are initiated and signed on an ongoing basis to protect required business discussions.

We continuously pursue protection of our intellectual property rights by recording documents at the USPTO, to ensure proper registration within the United States. In regions outside the U.S., we are also working to actively pursue protection of our intellectual property. We actively pursue patent protection covering inventions originating from the Company we believe may be useful, relevant and necessary for our business. In addition, we pursue intellectual property rights that may be available from third parties that complement our technologies and can provide competitive leverage in the field of transmission of data security and encryption.

We currently own three (3) United States patents and have six (6), and soon to be nine (9), patents pending to secure our intellectual property rights in the U.S. and internationally. These pending patents expand upon the initial scope of the original “seminal” patents and provide up to twenty additional years of enforceable intellectual property rights regarding authentication, validation and encryption for all electronic transmissions associated devices. IronClad’s current and original patent portfolio includes three granted U.S. patents. One patent expired in September 2017, and two are scheduled to expire in 2018. We continue to build our own independent technology platform, with plans to file an additional 20 patent applications within the next year.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available outside the United States. Also, the efforts we have taken to protect our proprietary technology and associated IP rights may not be sufficient in certain technology sectors. Companies in the mobile and other technology industries or non-practicing entities (NPE’s known as “trolls”) may own large numbers of patents, trademarks, copyrights, etc. These entities may require licensing agreements as well as threaten and/or pursue litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition and our business and associated challenges grow, we may face future claims of infringement. To date, we face no such threats or allegations.

Sales and Marketing

We will initially seek to sell our products in direct sales. We plan to maintain a focused sales force that works closely with customers to develop and close sales opportunities. The sales force will be split between the secure phones product line and the enterprise security as a service product lines. This outside sales force will target large enterprise companies while an inside sales team will support derivative sales from small organizations, enterprises and elite customers as well as volume sales generated by the outside sales force. Direct “ground truth” customer feedback is critical to our long-term success and even as IronClad expands its sales force through value-added resellers, channel partners and joint partnerships, we will always maintain close contact with all customers. We expect to broaden our sales activities through outside partners only after we have established beachheads in key markets and do so within the next 24 months.

Our sales organization will be supported by application engineers with deep technical expertise and responsibility for pre-sales technical support. Over time this responsibility will extend to technical training of our outside partners. This direct support will also provide an important feedback channels to our engineering development team. IronClad is a customer driven company. Our success is dependent not just on the sales team, but every department within our Company.

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As with all disruptive technologies, the initial goal for the IronClad marketing team will be to validate the patented products and demonstrate their resistance to hacking to our target customers. These efforts will be multi-faceted and include third-party validation and testing, endorsements from security industry experts, customer white papers and other traditional marketing activities. These activities can and will take place concurrently with the continuing development efforts for the ICE Phone. Upon release of the ICE Phone for sale, we expect to have addressed this barrier to market acceptance, allowing the Company to effectively market and sell the ICE Phone on the other merits of its performance and security.

Our marketing efforts will cover both marketing communications as well as technical and product marketing. The role of our marketing communications team will cover all the traditional responsibilities as well as growing and supporting our external community of developers interested in testing and prototyping systems with our software and service security products. Our technical and product marketing teams will provide the interface between our customers and our engineering development team. This team will spend significant time with customers understanding and filtering their needs and requirements.

As with all marketing teams involved in these activities, they will also be responsible for the roll out of new products, defining new products, new updates, working with sales to ensure proper forecasts, pricing and margin, coordinating customer support activities, and other activities. IronClad seeks to be a customer driven company. As such, post-sales support will be critically important to the success of the Company’s products and brand. Responsiveness to customer issues and agility in addressing new security threats will be of paramount importance to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Review of Comparative Results and Liquidity; Period ended September 30, 2017 compared to period ended September 30, 2016.

Results of Operations

Three months ended September 30, 2017 compared to Three months ended September 30, 2016

During the three month period ended September 30, 2017, the Company had a net loss of $3,304,769 compared to a net loss of $26,856 during the three month period ended September 30, 2016. This represents an increased net loss of $3,277,913 during the three month period ended September 30, 2017. The increase in net loss is attributable to an increase in costs for software and new patent development costs, general and administrative expenses, officer and director fees, professional fees and financing expenses during the three month period ended September 30, 2017. Many of the costs incurred were non-cash and were recognized as compensation and financing expenses in connection with the issuance of IronClad common stock or stock options, warrants or BCFs.

The $467,803 of product development costs incurred during the quarter (and which also represents about half of the year to date development costs incurred of $800,645) are primarily related to research and product development costs for cyber encryption software and prototype products being developed and tested.

Development expenses and officer and director fee expenses increased on July 1, 2017 because rates of compensation for the Company’s seven employees increased from a uniform $5,000 per person per month to amounts averaging about $15,000 per person. While the higher compensation rates receive expense recognition, amounts in excess of $5,000 per person per month are accrued and are to be paid at a later date based on the liquidity and financial strength of the Company. Until that time, individuals are generally paid $5,000 per person per month. Accrued amounts for deferred salary in excess of the monthly $5,000 per person per month paid during the period total approximately $207,581 at September 30, 2017.

Of the $2,878,998 of operating expenses for the three month period ended September 30, 2017, $1,761,501 relates to stock options and warrants issued. That total amount includes $219,848 for product development expenses, $365,099 for general and administrative, $863,587 for officers and directors and $25,338 for investor relations expenses, and another $287,629 for financing fee expenses is discussed below.

In addition to the $1,761,501 of expenses recognized above for stock options and warrants, another $349,000 of general and administrative expenses were recognized as a result of issuing 100,000 shares of Class A common stock valued at $3.49 per share to a consultant to support the Company’s strategic business development activities. An additional $131,250 of expenses was recognized for 37,500 shares of Class A common stock valued at $3.50 issued for investor relations services.

Most of the costs incurred above for the quarter are significantly higher than the rates of incurrence for prior quarterly periods in 2017. However, on a going forward basis, many of the quarterly costs are not expected to increase on the same scale as they have during this quarter ended September 30, 2017 relative to prior quarters.

Interest expenses and financing fee expenses increased significantly in the three month period ended September 30, 2017 compared to the prior year amount and compared to amounts incurred in 2017 through June 30, 2017. Most of the expenses relate to three notes payable: a 12% convertible note in the principal amount of $78,500, and two 10% convertible notes related to the Investment Agreement in the principal amount of $100,000 and $330,000, respectively.

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Interest expense for the 12% convertible note payable also includes (in addition to $2,503 of regular interest at 12%) $1,226 of expense recognition relating to the amortization of the $3,500 of lender’s original discount costs. Interest expense on the 10% Commitment Note for $100,000 includes not only regular interest at the stated 10% rate, but an additional accrued amount that effectively increases the yield because of the guaranteed minimum interest amount equal to 10% of the note amount during the seven month period and due at the maturity date of the note. Total interest recognized on the Commitment Note for the period is $1,810.

Interest expense recognized on the 10% Convertible Note borrowing of $165,000 on August 24, 2017 totals $32,533 for the three month period ended September 30, 2017. That amount has three components. Within the total, $2,958 of the expense relates to the guaranteed minimum interest amount ($16,500 to be recognized over the seven month life of the Convertible Note and due at maturity), another $4,840 of the expense relates to the amortization of the $27,000 lender’s OID and IronClad’s transaction costs recognized on the Convertible Note. A third component for $24,735 is an amortization of the $138,000 cost recognized (but capped) as an offset to the note based on the intrinsic value of the beneficial conversion feature related to the $1.00 per share conversion price stated in the Convertible Note (on a date that the closing price per share was $3.50).

The financing fee expense of $387,629 for the three month period ended September 30, 2017 has two components: one for $100,000 and a second for $287,629. The first for $100,000 is the expense recognition of the commitment fee for the Investment Agreement (financed by the 10% Commitment Note for $100,000). The $287,629 expense component is the valuation determined using the Black-Scholes option pricing model for the immediate vesting of the 82,500 warrants issued to the counterparty of the Investment Agreement as a part of that agreement. The warrants have an exercise price of $3.00 per share and a term of four years.

While the interest expenses recognized above for the partial periods the notes were outstanding during the period ended September 30, 2017 might be expected to continue at the same rates over the next two to three quarters (adjusted to reflect more days outstanding in future quarters than the “stub” periods of this quarter) the two financing fee expense components recognized as described above are unique only to this quarter.

Nine months ended September 30, 2017 compared to Nine months ended September 30, 2016

During the nine month period ended September 30, 2017, the Company incurred a net loss of $7,666,292 compared to a net loss of $47,822 during the nine month period ended September 30, 2016. This represents an increased net loss of $7,618,470 during the nine month period ended September 30, 2017 compared to the same prior year period.

The increase in net loss for the nine month period is similar to that for the three month period ended September 30, 2017 in that the increases are attributable to an increase in costs for software and new patent development costs, general and administrative expenses, officer and director fees, professional fees, and financing fees during the nine month period ended September 30, 2017. Many of the costs incurred were non-cash in that they were recognized as compensation expense in connection with the issuance of IronClad common stock, stock options or warrants.

Of the $800,645 product development costs incurred year to date, $284,940 was recognized as compensation expense in connection with the issuance of stock options.

General and administrative expenses recognized for the nine month period were $2,519,215 of which $1,623,747 were recognized as compensation expenses in connection with the issuance of stock options or warrants. Similarly, of the $2,659,219 of officer and director expenses recognized, $2,322,317 was recognized as compensation expenses in connection with the issuance of stock options.

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Investment banking fees and investor relation expenses totaled $929,516. Of the expenses incurred, $367,500 was paid for by directly issuing common stock and another $415,508 of the expenses was recognized as compensation expense in connection with the issuance of stock options. Most of the expenses and especially those related to equity-based payments were made for investment banking related services targeted at raising capital for the Company.

Virtually all of the interest and financing fee expenses for the nine month period ended September 30, 2017 are incurred in the three month period ended September 30, 2017 and are discussed in comparative section immediately above for the three month periods.

Recent Accounting Pronouncements

Recent accounting pronouncements which may affect the Company are described in Note 2 — “New Accounting Requirements and Disclosures” in the quarterly financial statements below.

Liquidity and Capital Resources

The Company’s working capital at September 30, 2017 was a deficit of $931,443 compared to a working capital surplus of $23,339 at December 31, 2016. Working capital decreased primarily due to the increase in accounts payable for costs incurred in activities for research and product development, patent filings for our technologies, general operating activities, and in meeting our obligations to file a registration statement and carry it through to an “effective” status.

As of the date of this filing the Company’s cash balances are less than the $89,570 total at September 30, 2017, and, notwithstanding recent funding received from borrowing on the Convertible Note subsequent to September 30, 2017, continue to be significantly less than the combined sum of its accounts payable and accrued liabilities.

As a result, absent additional cash inflows, we do not have adequate capital resources to continue to meet all of our current and future obligations as they may come due over the next quarter and next twelve months. We expect to receive revenue from sales of our products in the second quarter of 2018. Until that time, in addition to any revenue we receive from sales of our products, we expect that we will need additional cash inflows of about $2,000,000 to continue to implement our business plans for the next twelve months. Being able to continue with our operations will depend on our obtaining additional resources by issuing either debt or equity securities. If we are not able to obtain additional capital resources, we may only be able to operate and maintain our periodic reporting obligations for the next few months.

No assurance can be given that any of these actions can be completed.

Net cash used in operating activities was $1,186,296 during the nine month period ended September 30, 2017 compared with $46,274 during the nine month period ended September 30, 2016. The uses of cash for operations are described above in the discussions of results of operations.

Cash flow used by investing activities was $123,412 for the nine month period ended September 30, 2017 and zero for the nine month period ended September 30, 2016. The costs relate directly to new patent applications and related filing costs.

Cash flow from financing activities was $1,348,596 for the nine month period ended September 30, 2017, compared to $207,512 for the nine month period ended September 30, 2016. The single largest element of the cash source for the nine month period ended September 30, 2017 relates to the cash raised during the quarter ended March 31, 2017 in a private placement of unregistered IronClad common stock for gross proceeds of approximately $1,086,593.

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In addition, the Company issued three convertible notes during the three month period ended September 30, 2017 for combined gross proceeds of $343,500. The gross proceeds from one note were $78,500 ($75,000 net of $3,500 of transaction costs), the gross proceeds of a second note were $100,000, and the gross proceeds of a third note were $165,000 ($150,000 net of an original issue discount and related transaction costs).

As a net result of all cash flow activities, cash increased by $38,888 during the nine month period ended September 30, 2017. The Company had cash of $89,570 as of September 30, 2017. Cash at the beginning of the period at December 31, 2016 was $50,682. Cash as of the date of the filing of this report is approximately $56,000.

Review of Comparative Results and Liquidity; Year ended December 31, 2016 compared to year ended December 31, 2015.

Result of Operations

During 2016, the Company had a net loss of $39,733 compared to a net loss of $32,750 during 2015.  This loss, which represents an increase in the loss by $6,983 over the year ended December 31, 2015, is primarily due to an increase in professional fees in the amount of $768 and general and administrative expenses in the amount of $6,224.

Total operating expenses decreased to $39,733 in 2016 from $32,741 in 2015.  The difference is due to increases in professional fees and general and administrative expenses.

For 2016, the Company had net other income of $0 from interest expense compared to net other (loss) of ($9) from interest income during 2015.

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Liquidity and Capital Resources

The Company’s working capital at December 31, 2016 was $58,870 compared to working capital of $98,603 at December 31, 2015. Working capital decreased primarily because the Company had no income in 2016 (or in 2015) to offset its operating expenses.

Net cash used in operating activities was $42,694 in 2016 compared with $28,534 in 2015.

Cash flow from investing activities was zero in 2016, remaining unchanged from 2015.

Cash flow from financing activities was zero in 2016, remaining unchanged from 2015.

As a result, cash decreased by $42,694 in 2016. The Company had cash of $60,125 as of December 31, 2016.

The Company estimates that the annual costs associated with being a reporting public company will be approximately $40,000. This amount is comprised of accounting fees of approximately $15,000 and legal fees of $25,000.

Critical Accounting Policies

In Note 2 to the audited financial statements for the year ended December 31, 2016 included in the Company’s Form 10-K, the Company discussed those accounting policies that are considered to be significant in determining the results of operations and our financial position. We believe that the accounting principles utilized by us conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate our estimates, such as those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

There are no off-balance sheet agreements or understandings, preliminary or otherwise, between the Company and its officers, directors, affiliates or lending institutions with respect to any loan agreements.

Quantitative and Qualitative Disclosures About Market Risk

All of our transactions are within the United States of America, our functional currency is the US dollar and consequently we have no exposure to risks associated with foreign currencies.  We have unamortized and undiscounted convertible notes payable debt of approximately $205,801 at September 30, 2017 (all of which have maturity dates within nine months or less) and thus have limited exposure to interest rate risk.  We do not believe our exposure to these or similar financial instrument market risks to be material.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

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MANAGEMENT

The following tables set forth information regarding the Company’s Board of Directors and its executive officers.

Officers and Directors of IronClad Encryption Corporation

In connection with the Share Exchange, Butte’s then current directors agreed to resign and be replaced by nominees of InterLok. Ms. Doris Marie Prater resigned and Mr. Jeff B. Barrett was appointed to fill that vacancy. Thereafter, Ms. Susan Ann Robinson-Trudell resigned and Mr. James D. McGraw was appointed to fill that vacancy. Mr. Paul A. Hatfield resigned and Mr. Gregory B. Lipsker was appointed to fill the final vacancy on the Board of Directors.

The resignations of Ms. Prater, Ms. Robinson-Trudell and Mr. Hatfield as directors and the subsequent appoint of a new Board of Directors became effective on January 16, 2017 upon the conclusion of the 10-day period that followed the date on which an Information Statement on Schedule 14f-1 was filed with the SEC and transmitted to our Class A common stock stockholders of record on the effective date of the Share Exchange Agreement, January 6, 2017.

The current Directors and Officers are:

Name and Address	Age	Affiliation with Registrant	Expiration of Term
Gregory B. Lipsker	67	Director	Annual Meeting
John S. Reiland	67	Director	Annual Meeting
James D. McGraw	59	Director, President and Chief Executive Officer	Annual Meeting
Jeff B. Barrett	60	Vice President	Annual Meeting
Daniel M. Lerner	62	Chief Technology Officer	Annual Meeting
Miguel A. Yanez	45	Vice President of Sales (Mobile Communications)	Annual Meeting
Len E. Walker	47	Vice President, General Counsel and Secretary	Annual Meeting
David G. Gullickson	66	Vice President of Finance, Treasurer and CFO	Annual Meeting

Business Experience of Directors and Executive Officers

Gregory B. Lipsker is a graduate of the Georgetown University Law Center. For 35 years Mr. Lipsker practiced law specializing in corporate transactions and securities law, focusing on junior mineral exploration companies. For more than the past five years Mr. Lipsker’s principal occupation has been as the owner/winemaker of Barrister Winery in Spokane, Washington. During that period Mr. Lipsker’s legal practice has been limited to serving as legal counsel to Butte Highlands Mining Company.

John S. Reiland brings a diverse forty-year business background encompassing various principal roles in public and private companies. He has successfully navigated posts as chief executive officer, chief financial officer, and chief restructuring officer in a variety of industries, primarily redirecting and strategically restructuring large scale companies. His extensive leadership experience includes religious nonprofits and technology companies and he currently serves on the board of directors for Flotek Industries, Inc., which earned revenue upwards of $330 million in 2015. Mr. Reiland’s superior leadership secured a nomination for the Los Angeles Business Journal CFO of the Year award in 2009. He earned a BBA in accounting from the University of Houston and has completed the Stanford Executive Program with the Stanford Graduate School of Business.

James D. McGraw serves as IronClad’s CEO, President and Vice Chairman of the Board (and Principal Executive Officer). Mr. McGraw oversees IronClad’s day-to-day operations, negotiating strategic partnerships and raising growth capital. Prior to IronClad, Mr. McGraw was co-founder of Nova Biosource Fuels, Inc. where he served as its President and as a Board Member. Mr. McGraw addressed venture capital and investment funding needs guiding the company to a successful public offering in 2006. In this role, Mr. McGraw proved himself to be a strong champion of stockholder’s concerns. In previous roles, Mr. McGraw administered services to over 150 companies including Adtec Digital, American Rice, Blockbuster Video, Chuck E. Cheese, Dryper, DataVan, International Recovery, Republic Industries and Swift Energy. Over his twenty-five-year career, he has held posts as founder, CEO and President in a wide range of business sectors, including oil and gas, and computer technology, and has experience in large-scale roll-ups. Mr. McGraw holds a secret security clearance.

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Jeff B. Barrett serves is a Vice President for IronClad. He is also a co-founder of the Company. Prior to IronClad, Mr. Barrett founded and operated Foresight Security Systems, a high-end custom electronics sales and installation company. Over the 20 years he ran the company, he gained extensive experience in sales, marketing, management, research, analyzing, and budgeting.

Daniel M. Lerner serves as IronClad’s Chief Technology Officer and Vice President of Engineering. He is also a co-founder of the Company. He is responsible for all aspects of the Company’s technical developments and strategy. Prior to IronClad, Mr. Lerner served as Chief Technology Officer for Teledrill Inc. and was responsible for all aspects of technology, including design, engineering, production and field testing. Mr. Lerner has vast experience as a developer of technological products, electronics, computer software, and network security services and is an adept leader of multi-disciplinary teams in the technology industry. He has architected data acquisition and signal processing systems and patented, designed and implemented ultra-high security data encryption. Mr. Lerner’s previous experience as Senior Applications Engineer for Teradyne included electronic design, system program administration and sales assistance. He received a BSEE and MSEE from La Salle University.

Miguel A. Yanez serves as IronClad’s Vice President of Sales (Mobile Communications). He brings extensive experience in the fields of aerospace and defense business development, national security operations, counter-terrorism and military/police training. Mr. Yanez currently sits on the board of AirCover Integrated Solutions. His current activities also include outside consulting for the Athena Gun Club of Houston where he developed and is running the Athena Development Program or ADP, an intensive six-month defensive arms program. He previously worked at Silent Circle, a company offering secure enterprise communication solutions including software, devices including phones, and services. In his business development role, he initiated and grew sales across Africa, Central America and South America. Prior to entering the civilian and business worlds Miguel served with distinction in the United States military as a member of the elite Navy SEALs team. Miguel attended Texas Tech University and the University of Houston majoring in Architecture. Miguel currently speaks and consults on topics of counter and narco terrorism, global insecurity and private security matters.

Len E. Walker serves as IronClad’s Vice President of Legal, General Counsel, and Secretary. He specializes in drafting government contracts and coordinating financial and legal agreements. He completed his 20 year career in the United States Marine Corps as a Major and the Executive Officer and Chief-of-Staff of a Marine Corps helicopter squadron, second in command of a 200-person organization with nine aircraft and $100,000,000 in equipment. As the Security Manager, he was responsible for maintaining and safeguarding all classified material and equipment, as well as initiating and revoking security clearances. As an officer and pilot in command, he flew 3,000 hours and served five combat tours in Afghanistan and Iraq. He was awarded the Meritorious Service Medal and Air Medal with 10 Strike Flights. Mr. Walker earned a BBA from Baylor University, a JD from South Texas College of Law, and continues to hold a Top Secret Security Clearance.

David G. Gullickson serves as IronClad’s Vice President of Finance and Treasurer (and Principal Financial and Accounting Officer). He has over 25 years of experience as a corporate executive officer, Chief Financial Officer or Chief Accounting Officer (and corporate Secretary) of several SEC-registered companies on each of the major U.S. (and a Canadian) exchanges and markets, as well as for companies owned by private-equity companies that planned or implemented initial and secondary public offerings. He has held positions most recently as Vice President, Treasurer and Principal Financial Officer of Hyperdynamics Corporation (OTCQX “HDYN”), Chief Financial Officer of the Southern Ute Indian Tribe (a domestic sovereign nation with over $4 billion in assets and $300 million of Tribe issued bonds that are “AAA” rated by Fitch and Moody’s), CFO of Greenfields Petroleum Corporation (TSX Venture: “GNF”) operating oil and gas properties in Baku, Afghanistan, and similar companies. He holds two degrees from the University of Texas in Austin: a B.A. degree in Economics and a Master of Professional Accounting degree. Mr. Gullickson is a Certified Public Accountant.

Board Committees

As of the date hereof, the Board of Directors has established two standing committees: the Audit Committee (the “Audit Committee”) and the Compensation, Nominating and Corporate Governance Committee (the “CNCG Committee”). The Audit Committee and the CNCG Committee were each formed in October 2017. The committee charters are posted on our website at www.ironcladencryption.com.

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Audit Committee

The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors and audits of financial statements. Specific responsibilities include the following:

•	providing independent oversight of our accounting and financial reporting processes;

•	providing independent oversight of our relationship with our independent auditing firm, including evaluation of its qualifications, independence and performance;

•	providing independent oversight of the performance our Company’s internal audit function; and

•	assuring compliance with legal and regulatory requirements, including, but not limited to, the preparation of the disclosure required by Item 407(d)(3)(i) of Regulation S-K.

The Audit Committee is comprised of Gregory B. Lipsker and John S. Reiland. John S. Reiland serves as Chairman of the Audit Committee.

Compensation, Nominating and Corporate Governance Committee

The CNCG Committee assists the Board of Directors in determining and developing plans for the compensation of our officers, directors and employees, identifying and recommending individuals qualified to become members of our Board of Directors and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company;

•	overseeing the evaluation of the Board of Directors and management; and

•	discharging the Board of Directors’ responsibilities with respect to all forms of compensation of the Company’s executive officers and producing a report on executive compensation for inclusion in the Company’s proxy statement and annual report on Form 10-K if required by SEC rules.

The CNCG Committee is comprised of Gregory B. Lipsker and John S. Reiland. John S. Reiland serves as Chairman of the CNCG Committee.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Section 240.16a-3 during the current fiscal year, and Form 5 and amendments thereto furnished to the Registrant with respect to the current fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner or more than ten percent of any class of equity securities of the Company failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act, except that Mr. McGraw filed two late Form 4 reports with respect to non-exempt transactions and Mr. Gullickson filed one late Form 3 report with respect to equity securities of the Company beneficially owned by him on the date he became an officer of the Company.

Director Independence

John S. Reiland and Gregory B. Lipsker are independent members of the Board of Directors. James D. McGraw is not an independent director. Jeff B. Barrett resigned as a director, effective September 11, 2017 and John S. Reiland, an independent director, filled the vacancy on September 12, 2017.

EXECUTIVE COMPENSATION

Summary Compensation

No directors’ fees were paid during the years ended December 31, 2016 and December 31, 2015. No officers were compensated by the Company for the years ended December 31, 2016 and December 31, 2015. As of December 31, 2016 the Company provided no stock options, warrants, or stock appreciation rights, and there were no employment contracts, incentive pay agreements or outstanding options with any officer or director.

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Employment Agreements

The Company has entered into employment agreements with certain executive officers of the Company, as described below.

Employment Agreement of James D. McGraw

On August 17, 2017, we entered into an employment agreement with Mr. McGraw (the “McGraw Employment Agreement”) effective January 6, 2017, pursuant to which we agreed to pay Mr. McGraw a monthly salary of $5,000 for a temporary period, and Mr. McGraw agreed to a deferral of $3,700 per month commencing July 1, 2017 and continuing until the Board of Directors or the CNCG Committee determines when the Company is financially able to pay the full monthly amount of Mr. McGraw’s intended annualized base salary of $500,000. The Board of Directors or CNCG Committee will also determine the timing and amount of payment to Mr. McGraw of all deferred salary amounts. Mr. McGraw is also eligible to participate in any annual incentive plan established by the Company.

In addition, we agreed to award Mr. McGraw an option to purchase 4,000,000 shares of our Class A common stock at an exercise price of $0.15 per share, with one quarter of the shares underlying the option to be vested on January 5, 2018 and the remaining shares to be vested equally over three years on each anniversary of January 5 for three consecutive years.  We also agreed to award Mr. McGraw an option to purchase 10,000,000 shares of our Class A common stock at an exercise price of $1.00 per share, which shall vest and become exercisable once the fair market value of the Company’s Class A common stock equals or exceeds $15.00 per share.  Once vested, these additional options must be exercised within two years of vesting.  These options were awarded under our Amended & Restated IronClad Encryption Corporation 2017 Equity Incentive Plan when the plan was approved by our stockholders.  The McGraw Employment Agreement expires on January 31, 2021, with automatic renewal for successive one-year terms, unless terminated in writing by either party at least 90 days prior to the expiration.

Mr. McGraw is also eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time, including group health, vision and dental insurance and our 401(k) program.  Upon a termination of Mr. McGraw’s employment without Cause by the Company or by Mr. McGraw for Good Reason in connection with a Material Event or Change of Control of the Company (each as defined in the McGraw Employment Agreement), Mr. McGraw will receive certain severance benefits, including severance payments equal to his base salary then in effect as of the date of termination for a period of twelve months, a pro rata portion of any annual incentive award for the year during which such termination occurs and immediate vesting of all outstanding stock options with a right to exercise for two years.

Employment Agreement of David G. Gullickson

On August 17, 2017, we entered into an employment agreement with Mr. Gullickson (the “Gullickson Employment Agreement”) effective May 1, 2017, pursuant to which we agreed to pay Mr. Gullickson a monthly salary of $5,000, and Mr. Gullickson agreed to a deferral of $13,750 per month commencing July 1, 2017 until the Board of Directors or the CNCG Committee determines when the Company is financially able to pay the full monthly amount of Mr. Gullickson’s annualized base salary of $225,000. The Board of Directors or CNCG Committee will also determine the timing and amount of payment to Mr. Gullickson of all deferred salary amounts. Mr. Gullickson is also eligible to participate in any annual incentive plan established by the Company.

In addition, we agreed to award Mr. Gullickson an option to purchase 500,000 shares of our Class A common stock at an exercise price of $1.47 per share, with one quarter of the shares underlying the option to be vested on January 5, 2018 and the remaining shares to be vested equally over three years on each anniversary of January 5 for three consecutive years. These options were awarded under our Amended & Restated IronClad Encryption Corporation 2017 Equity Incentive Plan when the plan was approved by our stockholders. The Gullickson Employment Agreement expires on January 31, 2021, with automatic renewal for successive one-year terms, unless terminated in writing by either party at least 90 days prior to the expiration.

Mr. Gullickson is also eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time, including group health, vision and dental insurance and our 401(k) program. Upon a termination of Mr. Gullickson’s employment without Cause by the Company or by Mr. Gullickson for Good Reason in connection with a Material Event or Change of Control of the Company (each as defined in the Gullickson Employment Agreement), Mr. Gullickson will receive certain severance benefits, including severance payments equal to his base salary then in effect as of the date of termination for a period of twelve months, a pro rata portion of any annual incentive award for the year during which such termination occurs and immediate vesting of all outstanding stock options with a right to exercise for two years.

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Employment Agreement of Daniel M. Lerner

On August 17, 2017, we entered into an employment agreement with Mr. Lerner (the “Lerner Employment Agreement”) effective January 6, 2017, pursuant to which we agreed to pay Mr. Lerner a monthly salary of $5,000, and Mr. Lerner agreed to a deferral of $11,667 00 per month commencing July 1, 2017 until the Board of Directors or the CNCG Committee determines when the Company is financially able to pay the full monthly amount of Mr. Lerner’s annualized base salary of $200,000. The Board of Directors or CNCG Committee will also determine the timing and amount of payment to Mr. Lerner of all deferred salary amounts. Mr. Lerner is also eligible to participate in any annual incentive plan established by the Company.

In addition, we agreed to award Mr. Lerner an option to purchase 3,000,000 shares of our Class A common stock at an exercise price of $0.15 per share, with one quarter of the shares underlying the option to be vested on January 5, 2018 and the remaining shares to be vested equally over two years on each anniversary of January 5 for two consecutive years.  These options were awarded under our Amended & Restated IronClad Encryption Corporation 2017 Equity Incentive Plan when the plan was approved by our stockholders.  The Lerner Employment Agreement expires on January 31, 2021, with automatic renewal for successive one-year terms, unless terminated in writing by either party at least 90 days prior to the expiration.

Mr. Lerner is also eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time, including group health, vision and dental insurance and our 401(k) program.  Upon a termination of Mr. Lerner’s employment without Cause by the Company or by Mr. Lerner for Good Reason in connection with a Material Event or Change of Control of the Company (each as defined in the Lerner Employment Agreement), Mr. Lerner will receive certain severance benefits, including severance payments equal to his base salary then in effect as of the date of termination for a period of twelve months, a pro rata portion of any annual incentive award for the year during which such termination occurs and immediate vesting of all outstanding stock options with a right to exercise for two years.

2017 Equity Incentive Plan

The Board of Directors adopted, and the Company’s stockholders subsequently approved, the IronClad Encryption Corporation 2017 Equity Incentive Plan (the “Plan”) effective as of January 6, 2017. The purpose of the Plan is to foster and promote the long-term financial success of the Company and thereby increase stockholder value. The Plan provides for the award of equity incentives to certain employees, directors, or officers of, or key advisers or consultants to, the Company and its subsidiaries who are responsible for or contribute to the management, growth or success of the Company or any of its subsidiaries. The maximum number of shares available for issuance under the Plan is thirty million (30,000,000) shares of Class A common stock. On October 17, 2017, in connection with the change of the Company’s jurisdiction of incorporation from the State of Nevada to the State of Delaware, the Board of Directors adopted the Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan (the “Amended Plan”).

43

The following table sets forth information about the Amended Plan as of November 24, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	22,800,000	$0.79	7,200,000

Equity compensation plans not approved by security holders	—	—	—

Total	22,800,000	$0.79	7,200,000

(a)	The number of outstanding options awarded above includes an option awarded to Mr. James D, McGraw to purchase 10,000,000 shares of Class A common stock at an exercise price of $1.00 per share. The option is only exercisable under certain limited circumstances, one of which is that the market price of our Class A common stock reaches a price of $15.00 per share.

Limitations on Liability and Indemnification Matters

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Our Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. At present, there is no pending litigation or proceeding involving a director or officer of IronClad regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification

We may also purchase and maintain insurance on behalf of our directors, officers, employees and agents for any liability asserted against such persons and liability or expenses incurred by such persons in their capacity as a director, officer, employee or agent, or arising out of status as such, whether or not the company has the authority to indemnify such persons against such liability and expenses.

44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners:

At November 24, 2017, three stockholders of record owned more than 5% of the Company's Class A common stock. Each of the individuals are officers of IronClad (Mr. McGraw, Mr. Barrett and Mr. Lerner) and are listed in the “Security Ownership of Management” section below.

(b)  Security Ownership of Management:

At November 24, 2017, these Directors and Officers owned the Company's Class A common stock as follows:

		Number of	Percentage of
Name of Beneficial Owner	Position	Shares	Ownership(1)
Gregory B. Lipsker	Director	320,000	0.48%

John S. Reiland	Director	50,000	0.08%

James D. McGraw	Director, President and Chief Executive Officer	(2) 23,335,891	35.26%

Jeff B. Barrett	Vice President	15,900,000	24.02%

Daniel M. Lerner	Chief Technology Officer, Vice President	5,000,000	7.55%

Miguel A. Yanez	Vice President of Sales (Mobile Communications)	550,000	0.83%

Len E. Walker	Vice President, General Counsel, Secretary	150,000	0.23%

David G. Gullickson	Vice President of Finance, Treasurer and CFO	25,000	0.04%

	All officers and directors as a group (7 individuals)	45,330,891	68.49%

(1) Based upon 66,183,195 shares of Class A common stock outstanding as of November 24, 2017.

(2) Includes a private contractual agreement dated June 20, 2016 to acquire up to 500,000 shares privately owned from Mr. Paul A. Hatfield, a former Director and President of Butte.

(c)  Arrangements for Change of Control of the Company:

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In a related party agreement dated June 20, 2016 and with respect to eventually setting up the reverse merger transaction governed by the Share Exchange Agreement (entered into and closed later on January 6, 2017), Mr. Paul A. Hatfield, at the time an officer and stockholder of Butte, entered into a Stock Purchase Agreement with Mr. James D. McGraw, of Houston, Texas and now the President of IronClad.  Mr. McGraw was instrumental in negotiating the definitive letter of intent to enter into the Share Exchange Agreement.

Pursuant to the terms of the Stock Purchase Agreement, Mr. McGraw or his assigns were granted the right to purchase from Mr. Hatfield a maximum of 500,000 shares of Butte that were personally owned by Mr. Hatfield at a price of $0.15 per share.  The Stock Purchase Agreement is effective for a period of twenty-four months commencing upon the closing of the Share Exchange Agreement.

LEGAL MATTERS

Baker & McKenzie LLP has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

EXPERTS

Fruci & Associates II, PLLC, an independent registered public accounting firm, has audited the balance sheets of IronClad Encryption Corporation as of December 31, 2016 and December 31, 2015 and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2016 and December 31, 2015. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Fruci & Associates II, PLLC, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

IronClad Encryption Corporation
One Riverway, 777 South Post Oak Lane, Suite 1700

Houston, Texas 77056

(888) 362-7972
Attn: Mr. James D. McGraw

We file annual, quarterly and other reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on under the “Reports and Filings” section of our “Investor Relations” page of our website at the following address: ironcladencryption.com.

These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

46

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	The Annual Report on Form 10-K of IronClad Encryption Corporation for the year ended December 31, 2016, filed with the SEC on March 31, 2017;

•	The Quarterly Reports on Form 10-Q of IronClad Encryption Corporation for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 22, 2017, August 21, 2017 and November 20, 2017 and the Amendment to the Quarterly Report on Form 10-Q of IronClad Encryption Corporation for the period ended June 30, 2017, filed with the SEC on August 23, 2017; and

•	Current Reports on Form 8-K filed with the SEC on January 6, 2017, January 12, 2017, February 13, 2017, March 2, 2017, March 31, 2017, May 18, 2017, August 28, 2017, October 17, 2017 and October 24, 2017 and the Amendment to the Current Report on Form 8-K filed with the SEC on October 16, 2017.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering of the securities registered pursuant to this prospectus including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: President, IronClad Encryption Corporation, 777 South Post Oak Lane, Suite 1700, Houston, Texas 77056, or you may call us at (888) 362-7972.

47

FINANCIAL STATEMENTS

IRONCLAD ENCRYPTION CORPORATION AND SUBSIDIARY

Condensed and Consolidated Financial Statements

As of and for the Three and Nine Month Periods Ended September 30, 2017

F-1

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$89,570	$50,682
Prepaid expenses and deposits	25,000	-
Total current assets	114,570	50,682

Other assets
Patents, net	123,457	68

Total assets	$238,027	$50,750

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$575,169	$-
Accrued liabilities	257,591	12,539
Accrued interest	7,452	4,142
Convertible note payable, 12%	76,226	-
Convertible note payable, 10%	100,000	-
Convertible note payable, 10%	29,575	-
Advances payable to related party	-	10,662
Total current liabilities	1,046,013	27,343

Other liabilities
Convertible notes payable	-	210,000
Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, $0.001 par value,
20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, Class A, $0.001 par value,
150,000,000 shares authorized; 66,145,695 and 58,098,908
shares issued and outstanding, respectively	66,145	58,099
Common stock, Class B, $0.001 par value,
1,707,093 shares authorized; 1,538,872 and 1,538,872
shares issued and outstanding, respectively	1,539	1,539
Additional paid-in capital	6,984,290	28,918
Subscriptions receivable	-	(81,481)
Accumulated deficit	(7,859,960)	(193,668)
Total stockholders' equity (deficit)	(807,986)	(186,593)

Total liabilities and stockholders' equity	$238,027	$50,750

The accompanying notes are an integral part of these financial statements.

F-2

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-	$-

Operating expenses
Product development cost	467,803	-	800,645	-
General and administrative	939,554	25,307	2,519,215	46,258
Officer and director fees	1,089,489	-	2,659,219	-
Investor relations	170,466	-	929,516	-
Professional fees	211,678	-	329,939	-
Amortization	8	8	23	23
Total operating expenses	2,878,998	25,315	7,238,557	46,281

Loss from operations	(2,878,998)	(25,315)	(7,238,557)	(46,281)

Other income (expense)
Interest income	7	-	119	-
Interest expense	(38,149)	(1,541)	(40,225)	(1,541)
Financing fees	(387,629)	-	(387,629)	-
Total other income (expense)	(425,771)	(1,541)	(427,735)	(1,541)

Loss before taxes	(3,304,769)	(26,856)	(7,666,292)	(47,822)

Income taxes
Income tax benefit	-	-	-	-
Income tax expense	-	-	-	-
Total income tax benefit (expense)	-	-	-	-

Net loss	$(3,304,769)	$(26,856)	$(7,666,292)	$(47,822)

Net loss per common share, basic and diluted	$(0.05)	$(0.01)	$(0.12)	$(0.04)

Weighted average number of common stock shares outstanding, basic and diluted	67,638,739	3,000,000	66,334,415	1,111,111

The accompanying notes are an integral part of these financial statements.

F-3

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(7,666,292)	$(47,822)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Amortization expense	23	23
Amortization of discounts on convertible notes payable	30,801	-
Common stock issued for services, administrative	349,000	-
Common stock issued for services, investor relations	367,500	-
Stock options issued for services, product development	284,940	-
Stock options issued for services, general and administrative	1,623,747	-
Stock options issued for officers and directors	2,322,317	-
Stock options issued for services, investor relations	415,508	-
Stock options issued for financing fees	287,629	-
Changes in assets and liabilities:
Increase in prepaid expenses and deposits	(25,000)	-
Increase in accounts payable	575,169	-
Increase in accrued liabilities	245,052	-
Increase in accrued interest	3,310	1,525
Net cash used by operating activities	(1,186,296)	(46,274)

Cash flows from investing activities
Patent applications	(123,412)	-
Net cash used by investing activities	(123,412)	-

Cash flows from financing activities
Advances payable to related party	(227)	(4,488)
Proceeds from issuance of common stock	983,693	2,000
Proceeds from issuing convertible notes payable	343,500	210,000
Transaction costs related to issuing convertible notes	(30,500)	-
Conversion of options	3,750	-
Cash received from merger	48,380	-
Net cash provided by financing activities	1,348,596	207,512
Increase in cash and cash equivalents	38,888	161,238
Cash, beginning of period	50,682	-
Cash, end of period	$89,570	$161,238
Supplemental Cash Flow Information (no income taxes paid)
Interest paid	$1,973	$-
Common stock issued for convertible notes payable	$210,000	-
Non-cash beneficial conversion rights, 10% note payable	$138,000	$-

The accompanying notes are an integral part of these financial statements.

F-4

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Organization, Recent History, and Description of Businesses-Past and Present

History and Recent Transaction

The “Company” is the term used in these statements and notes to refer to the entity originally incorporated in the State of Delaware in 1929. The registered name of the Company until early in 2017 was Butte Highlands Mining Company (“Butte”).

Butte was formed to explore and mine primarily for gold in the Butte Highlands’ “Only Chance” mine, south of Butte, Montana. Butte ceased operating as a mining company in 1942. The Company was reorganized in October 1996 for the purpose of acquiring and developing additional mineral properties. At the time of the 1996 reorganization, stockholders representing approximately 76% of the outstanding capital stock could not be located. In order to obtain the quorum necessary for the special meetings of shareholders to authorize the reorganization, Butte obtained an order from the Superior Court of Spokane County, Washington appointing a trustee for the benefit of those stockholders who could not be located.

By May 17, 2007, eleven years after the reorganization and very limited results from its mining activities, the Company had disposed of all of its historical mineral properties or mining claims and eventually became a “shell company” under the rules of the Securities and Exchange Commission (“SEC”).

In 2009, Butte registered under the Securities Exchange Act of 1934, as amended, for the purpose of becoming a reporting company. The Company’s common stock then became listed on the OTCBB, but in time the Company also listed its common stock to trade on the OTC QB electronic market, one of the OTC Markets Group over-the-counter markets, where the Company’s common stock is listed.

Now, following ten years of being a shell company with only nominal activity and limited cash or other assets, the business focus of Butte changed early in 2017. Most notably the Company raised significant capital to implement its new business and financial plans to further develop the licensing and commercial use of its patented encryption software. The change caused Butte to lose its previous shell company status.

The Company also changed its state of incorporation to Nevada and its name to IronClad Encryption Corporation (“IronClad”) and changed the stock symbol from BTHI to IRNC to more appropriately reflect the fundamental change of its business to developing cyber encryption technology and away from its historical mining activities. On October 16, 2017, the Company redomiciled in Delaware from Nevada and adopted a certificate of incorporation and bylaws as a Delaware corporation. The terms “Company”, “IronClad” and “Butte” all refer to the same individual corporate entity, but the uses of the IronClad and Butte names are used to refer to different eras of the Company’s long history. The historical eras generally coincide with the changes in business focus before and after the first weeks of 2017.

The business changes are a result of a common stock exchange transaction, accounted for as a “reverse merger”, between Butte and the owners of InterLok Key Management, Inc. (“InterLok”; at the time an independent and privately-held Texas corporation) whereby InterLok became a wholly-owned subsidiary of Butte. Butte issued shares of its common stock in exchange for acquiring all of the common stock of InterLok. At present, InterLok is the only subsidiary of the Company and InterLok’s patents and line of business now are the main basis of the business of the Company on a consolidated basis.

Description of Businesses: Present and Past

InterLok Key Management, Inc. (formerly InterLok Key Management, LLC) is a company developing and licensing cyber software technology to secure data files (stored and at rest) and electronic communications (in motion from electronic transmission over the internet or through telephone systems). Data at rest and in motion are both safeguarded from unauthorized access through the use of dynamic encryption and perpetual authentication. InterLok was formed in Texas on June 12, 2006 and incorporated ten years later on June 16, 2016.

F-5

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

On January 6, 2017 InterLok entered into a Share Exchange Agreement ("Share Exchange") with Butte Highlands Mining Company. Under the terms of the agreement, the shareholders of InterLok Key Management, Inc. exchanged all 56,655,891 outstanding shares of InterLok’s common stock for 56,655,891 shares of Class A common stock of Butte Highlands Mining Company.

The Share Exchange was treated as a “reverse merger” with InterLok Key Management, Inc. which is deemed—for accounting recognition purposes—as the accounting acquirer and Butte Highlands Mining Company deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed a recapitalization and the consolidated financial statements represent the substantive continuation of the operations and thus the prior year financial statements of operations are the operating results of its subsidiary InterLok Key Management, Inc., while the capital structure (in terms of authorized preferred and common stock) of its parent Butte Highlands Mining Company remains intact.

Principles of consolidation

The accompanying unaudited consolidated financial statements include the accounts of IronClad and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation. The above unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.

Accordingly, these unaudited interim consolidated financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements and the rules of the SEC.  These unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2016.

In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.  Operating results for the nine month period ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s interim condensed consolidated financial statements. The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative operating losses since inception. As of September 30, 2017, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations. As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $7,859,960. The Company's working capital deficit is $931,443 (current assets minus current liabilities; current liabilities in this case being greater than current assets).

Achievement of the Company's objectives will depend on its ability to obtain additional financing, to generate revenue from current and planned business operations, and to effectively manage product and software development, operating and capital costs. The Company is in a development stage and has generated no operating revenue, profits or positive cash flows from operations.

F-6

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company plans to fund its future operations by potential sales of its common stock or by issuing debt securities. However, there is no assurance that IronClad will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists. The financial statements do not include adjustments relating to the recoverability of recorded assets nor the implication of associated bankruptcy costs should IronClad be unable to continue as a going concern.

Fair Value Measures

The Company's financial instruments, as defined by the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 825-10-50 Financial Instruments—Overall (and subtopics), include cash, receivables, accounts payable and accrued liabilities. All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates their fair values at September 30, 2017 and at December 31, 2016.

The standards under ASC 820 Fair Value Measurement define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles, and expand disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;
•	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company did not have any assets measured at fair value other than cash and deposits at September 30, 2017 and at December 31, 2016.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis amounts of assets and liabilities and their financial reporting amounts at each period-end. A valuation allowance is recorded against deferred tax asset amounts if management does not believe the Company has met the “more likely than not” standard imposed by ASC 740-10-25-5 to allow recognition of such an asset. See Note 8.

Capitalization of Patent and Trademark Costs

The Company capitalizes its legal, patent agent and related filing fees and costs associated with the patents it holds and is developing. The amounts are carried as an intangible asset in the financial statements. The costs of the patents or trademarks are amortized ratably (expensed) over the expected useful technological or economic life of the individual assets. The legal life of a patent is typically about 17 years. See Note 3.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified to provide greater line item detail for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. This change in classification has no effect on previously reported cash flows in the Condensed Consolidated Statement of Cash Flows, and had no effect on the previously reported Condensed Consolidated Statements of Operations for any period.

New Accounting Requirements and Disclosures

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-7

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 3 – Patents

Patents and trademarks are as follows:

	September 30, 2017	September 30, 2016
Patents and trademarks under development	$123,412	$-

Patents issued	398	398
Less accumulated amortization	(353)	(315)
	45	83

Patents, net	$123,457	$83

Amortization expense for intangible assets during the nine month periods ended September 30, 2017 and 2016 was $23 and $23, respectively. Costs totaling $123,412 for new patents and trademarks under development (but as yet not awarded) are capitalized at September 30, 2017. The patents and trademarks under development will not be amortized until formally issued.

In addition to its three original patents IronClad also has six, and soon to be nine, patents pending (both in the US and internationally). These pending patents expand upon the initial scope of the original “seminal” patents and provide up to 20 additional years of enforceable intellectual property rights regarding authentication, validation, and encryption for all electronic transmissions associated devices. IronClad’s current and original patent portfolio includes three granted US patents. One patent expired in September 2017 and two are scheduled to expire in 2018.

Note 4 – Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At September 30, 2017 and 2016, the Company had no amounts on deposit in excess of the FDIC insured limit.

Note 5 – Related Party Transactions

The Company paid $15,249 in consulting fees during 2016 to Eagle Mountain 21, LLC, an entity owned by an officer of the Company. At December 31, 2016 the Company owed an additional $10,662 amount to that same officer for operating costs incurred and submitted for reimbursement during 2016. Reimbursement to the officer was made at the start of the quarter ended June 30, 2017.

See also Note 10 regarding stock option awards to management of the Company.

Note 6 – Convertible Notes Payable

Securities Purchase Agreement

On June 26, 2017 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $78,500 with the intent of meeting certain conditions precedent to closing and funding on or before July 7, 2017. The closing conditions were met prior to that date and the convertible note payable was closed and funded on July 6, 2017. The Company received cash proceeds of $75,000 net of transaction costs of $3,500. The $3,500 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. $1,226 was amortized in the three months ended September 30, 2017; accrued interest payable at September 30, 2017 was $2,503.

F-8

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The note matures on March 30, 2018 and interest costs accrue on the unpaid principal balance at 12% annually until March 30, 2018, and after that if not paid at maturity interest accrues annually at 22% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is one hundred and eighty days following the date of the note (dated June 26, 2017) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a variable conversion price which is 65% of a market price defined to be the lowest one day closing bid price for the Company’s common stock during the fifteen day trading period ending on the last trading day prior to exercising the conversion right. The Company will keep available authorized shares reserved, initially 289,846 shares, but in any event authorized shares equal to six times the number of shares that would be issuable upon full conversion of the note from time to time.

The conversion feature of the note represents an embedded derivative. Once definitive pricing facts and circumstances are known in late December (and which are not known at present) regarding the market value of IronClad’s common stock at that time, the cost of that derivative will be determined using a Black-Scholes valuation model. At the close of accounting periods subsequent to the initial valuation a redetermination of the derivative valuation will be made using an updated Black-Scholes valuation model. Any gain or loss in the liability value will be recognized as a fair valuation adjustment to earnings.

Commitment Note and Convertible Note

On August 24, 2017, IronClad entered into an Investment Agreement to establish an equity line of funding for the potential future issuance and purchase of IronClad’s shares of Class A common stock. See Note 7.

As consideration for its commitment to purchase shares of IronClad’s Class A common stock pursuant to the Investment Agreement, IronClad issued to the counterparty of the agreement a 7 month 10% convertible promissory note (the “Commitment Note”) in the principal amount of $100,000. The Commitment Note matures on March 24, 2018. The Commitment Note is convertible into shares of IronClad’s Class A common stock at the fixed price of $3.25 per share; provided, however, that at any time and from time to time after a default (as of September 30, 2017, and to the date of the filing of this report, no events of default have occurred) occurs solely due to the fact the Commitment Note is not retired on or before the maturity date, all or any part of the Commitment Note is convertible into shares of Class A common stock of the Company at a per share price equal to the lower of: (a) $3.25 or (b) 65% of the average of the two lowest per share trading prices of the Class A common stock during the twenty consecutive trading days prior to the conversion date.

The Commitment Note is included as a financing fee expense at the date of the transaction. The Commitment Note was to finance the $100,000 cost of the commitment fee to the counterparty of the Investment Agreement, and is accordingly included in the financing fee expenses for the period ended September 30, 2017. The amount of the commitment fee can be reduced by $35,000 or $17,500 if a registration statement registering the shares that would be issued under the equity line becomes effective within 90 or 135 days, respectively, of August 24, 2017. As of the filing date of this report the registration statement has not become effective.

On August 24, 2017, in connection with the entry into the Investment Agreement, IronClad also issued a 10% convertible note (the “Convertible Note”) in an aggregate principal amount of $330,000 with a 10% original issue discount (“OID”). The initial consideration in the amount of $165,000 was funded on August 24, 2017. The Company received net proceeds of $150,000 (which represents the deduction of the 10% original issue discount for the note holder’s due diligence and legal fees). The Company may make additional borrowings in such amounts and at such dates as the note holder may choose in its sole discretion. The balance of an individual borrowings mature seven months from its funding date.

F-9

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Convertible Note also has an embedded beneficial conversion feature (“BCF”) based on a stated conversion price of $1.00 per share. The market price of a share of IronClad’s common stock at the time of the first borrowing under the note was $3.50 thus establishing an intrinsic value of $2.50 on that date.

The Company received the first borrowing for $165,000 under the Convertible Note on August 24, 2017 and net cash proceeds of $150,000 were received after deducting for the original issue discount and lender transaction costs of $15,000. An additional $12,000 of costs was incurred by IronClad directly relating to the note. Both the $15,000 and the $12,000 are recorded as discount amounts on the $165,000 note payable and are amortized as interest expenses over the life of the borrowing. The maturity date of this borrowing under the note is seven months from its funding date which is March 24, 2018.

The valuation of the BCF related to the $165,000 borrowing on the Convertible Note and with an intrinsic value of $2.50 per share (based on a $3.50 closing price less the $1.00 per share conversion price) is approximately $424,407 using a Black-Scholes valuation model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative formally recorded is $138,000 ($165,000 net of $27,000) and will be amortized as interest expense over the life of the loan.

Subsequent to September 30, 2017, a second borrowing of $82,500 under the Convertible Note for $330,000 was closed and funded on October 23, 2017. The Company received net proceeds of $75,000 after deducting for original issue discount and lender transaction costs of $7,500. An additional $6,000 of costs was incurred by IronClad relating to the Convertible Note. Both the $7,500 and the $6,000 will be recorded as discount amounts on the $82,500 note payable and amortized as interest expenses over the life of the borrowing. The maturity date of this borrowing under the Convertible Note is also defined to be seven months from its borrowing date which is May 24, 2018. The market price of a share of IronClad’s common stock at the time of funding was $4.40 making the intrinsic value of the derivative $3.40. The valuation of the BCF is estimated to be approximately $289,000 and is capped at $69,000, the otherwise undiscounted amount of the note payable.

InterLok Convertible Notes

On August 8, 2016, InterLok issued two 5% convertible senior promissory notes for a principal amount of $30,000 each and, on August 16, 2016, issued one 5% convertible senior promissory note for $150,000 for an aggregate principal amount of $210,000.  Interest costs accrued on the unpaid principal balances at five percent (5%) annually until the principal amount and all interest accrued thereon was paid at the earlier of 1) the maturity date two years later on August 8, 2018 or August 16, 2018, respectively, or 2) on the conversion of the notes into shares of common stock at a price equal to a conversion price of $0.15 per share.

The notes automatically converted into shares of common stock at a conversion price of $0.15 per share, subject to adjustment under certain circumstances in the event of an acquisition transaction or a public offering event.  The Company was precluded from entering into an acquisition or public offering event without first obtaining the prior written approval of any of the note holders.  If any holder declined to provide approval for an acquisition transaction or public offering, the Company could have immediately prepaid the entire outstanding principal amounts and accrued interest amounts on the notes.  Two of the notes contained the option to purchase additional shares of common stock.

During the period ended March 31, 2017, the principal balances of all three 5% convertible senior promissory notes were converted into 1,400,000 shares of IronClad Class A common stock. Accrued interest of $6,115 on the notes was paid in cash during the quarter ended June 30, 2017, $1,973 of which was incurred as interest expense in 2017.

F-10

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 7 – Common Stock

During the three month period ended March 31, 2017, i) the Company issued 5,843,954 shares of its Class A common stock at $0.15 per share for cash in the amount of $876,597 ($35,343 of which was only subscribed and still receivable at December 31, 2016), and ii) 75,000 shares at $0.15 per share for investment banking services in the amount of $11,250.

Additionally, i) the three convertible note holders elected to convert their $210,000 of notes into 1,400,000 shares of Class A common stock at $0.15 per share, and ii) 250,000 shares were issued pursuant to the Share Exchange Agreement at $0.03 per share. Also, iii) subscriptions receivable that were outstanding at December 31, 2016 in the amount of $81,481 were collected.

During the three month period ended June 30, 2017, the Company issued i) 240,333 shares of Class A common stock at $0.15 per share for cash in the amount of $36,050 pursuant to a Section 4(a)2 private placement offering, ii) 25,000 shares at $0.15 per share for the conversion of stock options (see Note 10), and iii) 75,000 shares at $2.90 per share for investment banking services valued at $217,500.

During the three month period ended September 30, 2017, the Company issued i) 100,000 shares of Class A common stock at $3.49 per share for consulting services in the amount of $349,000 and ii) 37,500 shares at $3.50 per share for investment banking services valued at $131,250.

On August 24, 2017 IronClad entered into an Investment Agreement for the potential future issuance and purchase of shares of its Class A common stock to establish an equity line of funding to IronClad. The agreement enables IronClad to issue stock to the counterparty of the agreement in exchange for cash amounts under certain defined conditions for the purchase of IronClad’s stock. In addition to the equity line, the agreement also included IronClad entering into the Commitment Note in the principal amount of $100,000 to finance the commitment fee of the Investment Agreement and the Convertible Note to borrow up to $330,000 (of which $165,000 was borrowed on August 24, 2017 and a subsequent $82,500 was borrowed on October 23, 2017). See Note 6.

A precondition to selling shares of our stock and thus making any draws under the equity line is to have in place a registration statement that has become effective. The Company filed a registration statement on October 17; that registration statement as of the date of the filing of this report has not gone effective. Consequently, as of the date of filing of this report, no amounts of funding have occurred under the equity line.

Note 8 – Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

Significant components of the deferred tax asset amounts at an anticipated tax rate of 35% for the periods ended September 30, 2017 and December 31, 2016 are as follows:

	September 30, 2017	December 31, 2016
Net operating losses carryforwards	$2,901,083	$193,668

Deferred tax asset	$1,015,379	$67,780
Valuation allowance for deferred asset	(1,015,379)	(67,780)
Net deferred tax asset	$-	$-

F-11

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

At September 30, 2017, the Company has net operating loss carryforwards of approximately $2,901,083 which will begin to expire in the year 2033. The increase in the allowance account amount (and also in the deferred tax asset amount) from December 31, 2016 to September 30, 2017 was $947,599.

IronClad is subject to federal level income taxes under the jurisdiction of the US, but is not subject to income taxes at any state level. Tax periods that may still be subject to review by the Internal Revenue Service are the years 2014, 2015, and 2016. The Company has not identified any aggressive tax positions.

Note 9 – Share Exchange Agreement

On January 6, 2017, the Company entered into a Share Exchange Agreement with InterLok Key Management, Inc. wherein Butte agreed to issue 56,655,891 restricted shares of Butte’s common stock in exchange for 100% of the outstanding shares of InterLok Key Management, Inc. common stock.  InterLok Key Management, Inc. is engaged in the business of developing and licensing its patented key-based encryption methods.

On January 6, 2017, Butte completed its Share Exchange Agreement with the owners of InterLok, and issued 56,655,891 restricted shares of Butte’s common stock to 29 persons and entities in exchange for all of the outstanding shares of InterLok Key Management, Inc.’s common stock. Immediately following completion of the share exchange agreement the Company’s new board of directors elected, through a series of board resolutions and regulatory filings, to change the Company’s name to IronClad Encryption Corporation from Butte, to move the Company to Nevada from Delaware, and to change its stock trading symbol to IRNC from BTHI.

The Share Exchange was treated as a reverse merger with InterLok Key Management, Inc. deemed, for accounting recognition purposes, the accounting acquirer and Butte Highlands Mining Company deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed a recapitalization and the unaudited pro forma consolidated financial statements of operations represent the substantive continuation of the operations and thus the financial statements of InterLok Key Management, Inc., while the capital structure (with respect to authorized, issued and outstanding shares of preferred and common stock) of Butte Highlands Mining Company—now using the name IronClad—remains intact.

Note 10 – Stock Options and Warrants

During the three month period ended March 31, 2017, the Company awarded 1,045,000 stock options and warrants for services and conversions of convertible notes valued at $1,305,565 and 9,000,000 stock options to officers of IronClad valued at $622,045. Of the total 10,145,000 options and warrants awarded, 1,045,000 vested immediately and received full expense recognition in the three month period ended March 31, 2017. The remaining 9,883,470 options vest periodically over the subsequent three years and will be expensed as they periodically vest.

In addition, 25,000 stock options that were awarded during the three month period ending March 31, 2017 were exercised for cash in the amount of $3,750.

During the three month period ended June 30, 2017, the Company awarded 2,945,000 stock options for services valued at $4,657,850 (using the Black-Scholes option pricing model) and 500,000 stock options to an officer of IronClad valued at $731,659 (using the Black-Scholes option pricing model). Of the total 3,445,000 options awarded during the period 85,000 vested immediately and received full expense recognition during the three month period ended June 30, 2017. The remaining 3,360,000 options vest periodically over the next two to four years and will be expensed as they periodically vest.

During the three month period ended September 30, 2017, the Company recorded the award of 372,500 stock options for services valued at $261,991 (using the Black-Scholes option pricing model) and 82,500 stock warrants for financing fees valued at $287,629 (using the Black-Scholes option pricing model). Of the total 455,000 options and warrants awarded during the period 155,000 vested immediately and received full expense recognition during the three month period ended September 30, 2017. The remaining 300,000 options vest periodically over the next four years and will be expensed as they periodically vest.

F-12

IronClad Encryption Corporation and Subsidiary

(Previously named Butte Highlands Mining Company)

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The fair value of stock options and warrants is estimated on the date of each award using the Black-Scholes option pricing model to value the stock option or warrant based on its terms and conditions. The tables below summarize the assumptions used to estimate the fair values of the options and warrants:

Number of Options*	Date Issued	Exercise Price	Risk-free Interest Rate	Volatility	Life of Options in Years
75,000	01/16/17	$0.75	1.54%	226.01%	3.00
6,000,000	01/20/17	$0.15	1.54%	220.00%	3.00
3,000,000	01/20/17	$0.15	1.54%	220.00%	4.00
350,000	01/31/17	$0.15	1.19%	132.84%	1.93
100,000	02/01/17	$0.15	1.22%	134.90%	2.00
100,000	03/13/17	$0.15	1.40%	144.84%	2.00
20,000	03/21/17	$0.15	1.54%	233.07%	3.00
5,000	04/30/17	$0.75	1.45%	219.35%	3.00
1,700,000	05/05/17	$1.47	1.71%	565.34%	4.00
1,000,000	05/05/17	$1.47	1.32%	202.99%	2.00
80,000	05/31/17	$0.75	1.44%	196.06%	3.00
660,000	06/12/17	$2.50	1.64%	589.85%	4.00
5,000	06/30/17	$3.49	1.55%	197.13%	3.00
5,000	07/31/17	$3.50	1.51%	170.61%	3.00
300,000	07/31/17	$3.16	1.63%	296.38%	4.00
37,500	08/25/17	$2.50	1.62%	170.38%	3.00
25,000	08/31/17	$3.75	1.44%	170.57%	3.00
13,462,500

Number of Warrants	Date Issued	Exercise Price	Risk-free Interest Rate	Volatility	Life of Warrants in Years
500,000	03/15/17	$0.15	1.02%	114.94%	1.40
82,500	08/24/17	$3.00	1.63%	285.16%	4.00
582,500

Options* and Warrants
14,045,000

*The number of outstanding options above does not include an option awarded to the Company’s President to purchase 10,000,000 shares of Class A common stock at an exercise price of $1.00 per share. The option is only exercisable under certain limited circumstances, one of which is that the market price of the Class A common stock reaches a price of $15.00 per share.  Once vested, these additional options must be exercised within two years of vesting. The number of options and warrants including these 10,000,000 options totals 24,045,000.

Note 11 – Subsequent Events

On October 23, 2017, the Company borrowed an additional $82,500 under the Convertible Note, the second borrowing made under the Convertible Note bringing the total cumulative borrowings to $247,500 and leaving $82,500 available for future borrowings under the Convertible Note. The borrowing under the Convertible Note is subject to a 10% original issue discount for due diligence. The Company received net proceeds of $75,000 (which represents the deduction of the 10% OID and legal fees). IronClad also incurred additional direct costs of $6,000 related to closing the transaction. The borrowed amount has a maturity date of about May 24, 2018, which is seven months after the date of the borrowing.

The underlying Convertible Note has a BCF relating to the $1.00 conversion price per common share which is well below the $4.40 closing price per share on October 23, 2017. The valuation of the BCF based on an intrinsic value of $3.40 per share and using a Black-Scholes pricing model is estimated, in the aggregate, to be approximately $289,000, $69,000 of which will be recorded as a contra-liability, or “discount”. The $69,000 amount is effectively a capped amount determined by the borrowed amount less the $7,500 OID of the lender and the $6,000 of direct transaction costs incurred by IronClad. See Note 6.

F-13

IRONCLAD ENCRYPTION CORPORATION

Financial Statements
As of and for the Years Ended December 31, 2016 and 2015

F-14

802 N. Washington St.

Spokane, WA 99201

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of IronClad Encryption Corporation

(f/k/a Butte Highlands Mining Co.)

We have audited the accompanying balance sheet of IronClad Encryption Corporation as of December 31, 2016 and 2015 and the related statements of operations, stockholder’s equity, and cash flows for each of the years in the two-year period ended December 31, 2016. IronClad Encryption Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IronClad Encryption Corporation as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and would be dependent upon outside funding, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Fruci & Associates II, PLLC

Spokane, WA

March 31, 2017

F-15

IRONCLAD ENCRYPTION CORPORATION
(fka BUTTE HIGHLANDS MINING COMPANY)
BALANCE SHEETS (Audited)

	December 31,	December 31,
	2016	2015

Assets

Current assets
Cash and cash equivalents	$60,125	$102,819
Prepaid expense	110	173
Total current assets	60,235	102,992

Total assets	$60,235	$102,992

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,365	$4,389
Total current liabilities	1,365	4,389

Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock, $0.001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock, Class A, $0.001 par value 500,000,000 shares authorized; 1,443,017 shares issued and outstanding	1,443	1,443
Common stock, Class B, $0.001 par value 1,707,093 shares authorized; 1,538,872 shares issued and outstanding	1,539	1,539
Additional paid-in capital	269,469	269,469
Accumulated deficit	(213,581)	(173,848)
Total stockholders' equity	58,870	98,603

Total liabilities and stockholders’ equity	$60,235	$102,992

The accompanying notes are an integral part of these financial statements.

F-16

IRONCLAD ENCRYPTION CORPORATION
(fka BUTTE HIGHLANDS MINING COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2016	2015

Revenues	$-	$-

Operating expenses
Professional fees	27,813	27,045
Depreciation	-	-
Officers & directors fees	-	-
General and administrative	11,920	5,696
Total operating expenses	39,733	32,741

Loss from operations	(39,733)	(32,741)

Other income (expenses)
Interest income	-	1
Interest expense	-	(10)
Total other income (expenses), net	-	(9)

Loss before taxes	(39,733)	(32,750)

Income taxes
Income tax benefit	-	-
Tax expense	-	-
	-	-

Net loss	$(39,733)	$(32,750)

Net loss per common share, basic and diluted	$(0.01)	$(0.01)

Weighted average number of common stock shares outstanding, basic and diluted	2,981,889	2,981,889

The accompanying notes are an integral part of these financial statements.

F-17

IRONCLAD ENCRYPTION CORPORATION
(fka BUTTE HIGHLANDS MINING COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (Audited)

	Common Stock				Additional		Other	Total
	Class A		Class B		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity

Balance, December 31, 2013	1,327,698	$1,328	1,654,191	$1,654	$269,469	$(101,098)	$-	$171,353

Net income for period ending December 31, 2014	-	-	-	-	-	(40,000)	-	(40,000)

Balance, December 31, 2014	1,327,698	$1,328	1,654,191	$1,654	$269,469	$(141,098)	$-	$131,353

Shares converted from Class B to Class A	115,319	115	(115,319)	(115)				-

Net income for period ending December 31, 2015	-	-	-	-	-	(32,750)	-	(32,750)

Balance, December 31, 2015	1,443,017	$1,443	1,538,872	$1,539	$269,469	$(173,848)	$-	$98,603

Net income for period ending December 31, 2016	-	-	-	-	-	(39,733)	-	(39,733)

Balance, December 31, 2016	1,443,017	$1,443	1,538,872	$1,539	$269,469	$(213,581)	$-	$58,870

The accompanying notes are an integral part of these financial statements.

F-18

IRONCLAD ENCRYPTION CORPORATION
(fka BUTTE HIGHLANDS MINING COMPANY)
STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2016	2015

Cash flow from operating activities:
Net loss	$(39,733)	$(32,750)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Changes in assets and liabilities:
Decrease (increase) in prepaid expense	63	(173)
Increase (decrease) in accounts payable	(3,024)	4,389
Increase (decrease) in income tax payable	-	-
Net cash used by operating activities	(42,694)	(28,534)

Cash flows from investing activities:	-	-

Cash flows from financing activities:	-	-

Increase (decrease) in cash and cash equivalents	(42,694)	(28,534)

Cash, beginning of period	102,819	131,353

Cash, end of period	$60,125	$102,819

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-19

IRONCLAD ENCRYPTION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

IronClad Encryption Corporation, formerly Butte Highlands Mining Company (hereinafter “Butte” or “the Company”) was incorporated in May 1929 under the laws of the State of Delaware for the purpose of exploring and mining the Butte Highland’s (Only Chance) Mine, south of Butte, Montana.  The Company was reorganized in October 1996 for the purpose of acquiring and developing mineral properties.  As of the date of reorganization, stockholders representing approximately 76% of the outstanding capital stock could not be located.  In order to obtain the quorum necessary for the special meetings, the Company obtained an order from the Superior Court of Spokane County, Washington appointing a trustee for the benefit of those stockholders which could not be located.

As of May 17, 2007 the Company had disposed of all of its historical mineral properties or claims, and reentered the development stage. On January 6, 2017, we changed the focus of our business when we acquired all of the ownership interests of InterLok Key Management, Inc., a Texas corporation engaged in the business of developing and licensing its patented key based encryption methods.

Attempts to safeguard information from unauthorized use have met with limited success. The increasing number of data thefts and security breaches, as well as new and pending legislation is driving many businesses to shift their focus and make data security a top priority.

Stronger encryption is a key component to the overall solution to this problem. InterLok was formed to develop and license a new approach that enhances the strength of today’s key-based encryption methods. Through its patented Dynamic Synchronous Key Management technology, InterLok brings innovation to data encryption security. Its solutions increase the effectiveness of current encryption products. InterLok’s unique design also prevents hacker attacks by providing perpetual authentication for communication sessions. As the next generation data security leader, InterLok technology addresses current market perception of encryption: cost, implementation and human interaction. As of March 28, 2017 InterLok is a wholly owned subsidiary of IronClad Encryption Corporation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Butte Highlands Mining Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Earnings (Losses) Per Share

Basic net income/loss per share was computed by dividing the net income/loss by the weighted average number of shares outstanding during the year.  The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding.  The Company presents EPS on a combined basis because Class B common stock has all of the rights and privileges of Class A common stock, except for voting rights. See Note 1 and 3. Additionally, if the two class method were used the EPS would be identical.

Cash Equivalents

The Company considers cash, certificates of deposit, and debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

F-20

Fair Value of Financial Instruments

The Company's financial instruments as defined by ASC 825-10-50, include cash, receivables, accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2016.

The standards under ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.  FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little of no market data, which require the reporting entity to develop its own assumptions.

The Company did not have any assets measured at fair value at December 31, 2016.

Going Concern

As shown in the accompanying financial statements, the Company has incurred operating losses since inception. As of December 31, 2016, the Company has no financial resources with which to achieve its objectives and obtain profitability and positive cash flows. As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $213,581 and the Company's working capital is $58,870. Achievement of the Company's objectives will be dependent upon the ability to obtain additional financing, and generate revenue from current and planned business operations, and control costs. The Company is in the development stage and has generated no operating income.

The Company plans to fund its future operations by joint venturing or obtaining additional financing from investors and/or lenders. However there is no assurance that the Company will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists. The financial statements do not include adjustments relating to the recoverability of recorded assets nor the implication of associated bankruptcy costs should the Company be unable to continue as a going concern.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition .  Under the approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by ASC 740-10-25-5 to allow recognition of such an asset. See Note 5.

New Accounting Pronouncements

The Company has evaluated the authoritative guidance issued during the year ended December 31, 2016 and does not expect the adoption of these standards to have a material effect on its financial position or results of operations.

Reclassification

Certain amounts in prior period financial statements have been reclassified to conform to the presentation in the current period financial statements.  The reclassification had no effect on reported net losses, total assets or total equity.

NOTE 3 – COMMON STOCK

Upon formation in 1929, the Company issued 1,500,000 shares of its common stock in exchange for mineral claims.  During 1937, the Company’s total authorized common stock was increased to 2,500,000 under a reorganization plan.

During 1996, due to a long period of inactivity, stockholders representing approximately 76% of the outstanding common stock of the Company could not be located.  The Company obtained an order from the Superior Court of Spokane County, Washington appointing a “trustee for the benefit of those stockholders who cannot be located”.  After obtaining this order, the Company adopted a plan of reorganization.  Under this plan of reorganization, the Company increased authorized common stock to 25,000,000 shares of which 23,292,907 were designated as Class A voting common stock and 1,707,093 were designated as Class B nonvoting common stock.  All of the Company’s locatable stockholders received share-for-share Class A voting common stock.  All of the Company’s unlocated stockholders received share-for-share Class B nonvoting common stock, which is held in trust for missing stockholders pending knowledge of their location.

F-21

If a previously unlocated recorded owner or beneficiary of a record owner is subsequently located, they must present satisfactory evidence and presentation of a share certificate or an “Affidavit of Loss” with an agreement to indemnify the Company for any future damage as a result of the certificate having been sold or transferred but not lost.  Upon satisfaction of these requirements, Class A voting common stock will be issued share-for-share in exchange for the Class B nonvoting common stock.  The relevant shares of Class B nonvoting common stock will then be cancelled.

During the year ended December 31, 2007, the Company issued 500,000 shares of Class A common stock to two directors for $35,000 in cash, according to the Company’s stock option plan.

During the years ended December 31, 2008 through December 31, 2011, the Company did not issue any shares of Class A common stock.

During the year ended December 31, 2012, the Company increased its authorized capital to 521,707,093 shares and changed its par value to $0.001 per share, of which 500,000,000 shares are designated as Class A common stock, 1,707,093 shares are designated as Class B common stock and 20,000,000 designated as Preferred Stock.  All amounts in the foregoing financials reflect this change.

During the period ending March 31, 2016 the Company identified 115,319 Class B shares that had previously been cancelled and re-issued as Class A shares. The shares have been reclassified and all affected periods have been updated to reflect this change.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company utilized office facilities provided by its president.  The value of the office facilities provided by the Company’s president is nominal and immaterial to the financial statements, additionally the value of the services provided by the Company’s president are nominal and immaterial to the financial statements.

NOTE 5 – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by ASC 740-10-25-5.

Topic 740 in the Accounting Standards Codification (ASC 740) prescribes recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  At December 31, 2016, the Company had taken no tax positions that would require disclosure under ASC 740.

The Company files income tax returns in the U.S. federal jurisdiction.  The federal jurisdiction has a statute of limitations of three years.  Federal income tax returns prior to year ending December 31, 2011 are closed.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Significant components of the deferred tax assets at an anticipated tax rate of 35% for the periods ended December 31, 2016 and December 31, 2015 are as follows:

	December 31, 2016	December 31, 2015
Net operating loss carryforwards	215,479	175,750
Deferred tax asset	75,418	61,500
Valuation allowance for deferred asset	(75,418)	(61,500)
Net deferred tax asset	-	-

At December 31, 2016, the Company has net operating loss carryforwards of approximately $215,480 which will begin to expire in the year 2032. The change in the allowance account from December 31, 2015 to December 31, 2016 was $13,920.

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NOTE 6 – SUBSEQUENT EVENTS

On January 6, 2017, we entered into a Share Exchange Agreement with owners of InterLok Key Management, Inc., a Texas corporation wherein we agreed to issue 56,655,891 restricted shares of our Class A common stock in exchange for 100% of the outstanding shares of InterLok Key Management, Inc. common stock.  InterLok Key Management, Inc. is engaged in the business of developing and licensing its patented key based encryption methods. On January 6, 2017, we completed our Share Exchange Agreement with the owners of InterLok, and issued 56,655,891 restricted shares of our Class A common stock to 29 persons and/or entities in exchange for all of the outstanding shares of InterLok Key Management, Inc. common stock. Immediately following completion of the share exchange agreement, the new Board changed the Company name to IronClad Encryption Corporation, moved the Company from Delaware to Nevada, and changed the stock symbol to IRNC from BTHI.

On January 16, 2017, the Delaney Equity Group, LLC received 75,000 shares of restricted Class A common stock at a base value of $0.15 per share, and options to purchase 75,000 shares of Class A common stock at $0.75 per share over a three year period, as part of a compensation package for brokerage services.

On January 20, 2017 as previously reported on Form 3A these IronClad Officers received the following Class A common stock options at a purchase price of $0.15 per share that vest on January 6, 2018:

•	James D. McGraw, President: 1,000,000 shares per year over four years, for a total of 4,000,000 shares. And, a performance based option to purchase 10,000,000 shares at $1.00 per share if the stock price reaches $15 per share.

•	Daniel M. Lerner, Chief Technology: 1,000,000 per year over three year, for a total of 3,000,000 shares.

•	Jeff B. Barrett, Vice President of Planning: 250,000 per year over four years, for a total of 1,000,000 shares.

•	Len E. Walker, General Council: 250,000 shares per year over four years, for a total of 1,000,000 shares.

On January 31, 2017, IronClad issued a Private Placement Memorandum (PPM) to accredited investors to sell up to 9,333,334 shares of the Company’s $0.001 par value restricted Class A common stock at a price of $0.15 per share and raise up to $1,400,000. As of March 27, 2017, 8,317,671 the shares have been sold to 31 investors. The PPM is expected to close on March 31, 2017.

On January 31, 2017, per the terms of the Share Exchange Agreement on January 6, 2017, Paul A. Hatfield received 250,000 shares of restricted Class A common stock at a base value of $0.03 per share, options to purchase 350,000 shares of Class A common stock at $0.15 per share over a two year period, and $25,000 in cash.

On February 1, 2017, Halliburton Investor Relations received options to purchase 100,000 shares of Class A common stock at $0.15 per share over a three year period, as part of a compensation package for investor relations services.

On March 13, 2017, Lisa Morgan, an IronClad writing consultant, received options to purchase 100,000 shares of Class A common stock at $0.15 per share over a four year period at 25,000 shares per year, with an option period of twenty-four months.

On March 15, 2017, two convertible notes, each in the amount of $30,000 were converted to 200,000 shares of restricted Class A common stock at $0.15 per share. The total 400,000 shares are accounted for in the above mentioned PPM offering. As well, the two owners of the convertible notes were each awarded options to purchase 250,000 shares of Class A common stock at a purchase price of $0.15 until August 9, 2018.

On March 21, 2017, Mendy Ouzillou, an IronClad marketing consultant received options to purchase 20,000 shares of Class A common stock at $0.15 per share over a three year period.

All related financial information for the year ended December 31, 2016 for the private company, InterLok Key Management, Inc. is contained in a corresponding amended Form 8-K dated March 29, 2017.

F-23

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$4,220
Edgarizing fees	$9,500
Transfer agent fees	$2,000
Accounting fee	$3,000
Legal fees	$70,000

Item 14. Indemnification of Directors and Officers

The Company’s Bylaws provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

On January 6, 2017, we entered into a Share Exchange Agreement with owners of InterLok Key Management, Inc., a Texas corporation wherein we agreed to issue 56,655,891 shares of our Class A common stock in exchange for 100% of the outstanding shares of InterLok Key Management, Inc. common stock.  InterLok Key Management, Inc. is engaged in the business of developing and licensing its patented key based encryption methods. On January 6, 2017, we completed our Share Exchange Agreement with the owners of InterLok, and issued 56,655,891 shares of our Class A common stock to 29 persons and/or entities in exchange for all of the outstanding shares of InterLok Key Management, Inc. common stock. Immediately following completion of the share exchange agreement, the new Board of Directors changed the Company name to IronClad Encryption Corporation, moved the Company from Delaware to Nevada, and changed the stock symbol to IRNC from BTHI.

On January 16, 2017, the Company entered into an Advisor Consulting Agreement with Delaney Equity Group, LLC (“Delaney”), which agreement was subsequently terminated and replaced with a new Advisor Consulting Agreement dated as of July 12, 2017. Pursuant to the Advisor Consulting Agreements, as compensation for brokerage services, the Company issued to Delaney an aggregate of 187,500 shares of Class A Common Stock and granted to Delaney options to purchase 150,000 shares of Class A Common Stock (the “Delaney Options”) and a warrant to purchase 37,500 shares of Class A Common Stock (the “Delaney Warrant”). The Delaney Options are exercisable over a three year period at an exercise price of $0.75 per share and the Delaney Warrant is exercisable over a three year period at an exercise price of $2.50 per share.

On January 31, 2017, per the terms of the Share Exchange Agreement on January 6, 2017, Paul A. Hatfield received 250,000 shares of Class A common stock.

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On March 15, 2017, two convertible notes, each in the amount of $30,000 were converted to 200,000 shares of Class A common stock at $0.15 per share.

On April 11, 2017, Lisa Morgan, an IronClad writing consultant, exercised options to purchase 25,000 shares of Class A common stock at $0.15 per share for a total exercise price of $3,750.

During the period beginning January 30, 2017 to April 25, 2017, the Company sold 7,484,287 shares of Class A common stock for $912,643 in cash and the conversion of $210,000 of convertible notes.

On June 26, 2017 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $78,500 with the intent of meeting certain conditions precedent to closing and funding on or before July 7, 2017. The closing conditions were met prior to that date and the convertible note payable was closed and funded on July 6, 2017. The Company received cash proceeds of $75,000 net of transaction costs of $3,500 and will use the proceeds for general corporate purposes.

On August 10, 2017, the Company issued 100,000 shares of Class A common stock to Hybrid Titan Management, LLC as compensation for management services.

On October 26, 2017, the Company issued to Delaney 37,500 shares of Class A common stock and granted to Delaney a warrant to purchase an additional 37,500 shares of Class A common stock. This warrant is exercisable over a three-year period at an exercise price of $2.50 per share.

The private placement, sale and issuance of the units and common shares were not registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such the registration requirements in accordance with all applicable state securities laws. The issuances of securities have been determined to be exempt from registration in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission):

		Incorporated by reference
Exhibit	Document Description	Form	Date Filed	Exhibit Number	Filed herewith

2.1	Share Exchange Agreement between Butte Highlands Mining Company and InterLok Key Management, Inc.	8-K	1/06/17	10.1

3.1	Certificate of Incorporation of IronClad Encryption Corporation, dated October 16, 2017	8-K	10/17/17	3.4

3.2	Bylaws of IronClad Encryption Corporation, dated October 16, 2017	8-K	10/17/17	3.5

4.1	Form of Common Stock Certificate (Class A) of IronClad Encryption Corporation				X

4.2	Common Stock Purchase Warrant by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	4.2

4.3	Registration Rights Agreement by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	4.3

5.1	Opinion of Counsel				X

10.1	Amended & Restated IronClad Encryption Corporation 2017 Equity Incentive Plan	8-K	10/17/17	10.1

10.2	Form of Stock Option Agreement (Incentive and Non-Qualified Stock Options) under Amended & Restated IronClad Encryption Corporation 2017 Equity Incentive Plan	10-Q	8/21/17	10.02

10.3	Securities Purchase Agreement by and between IronClad Encryption Corporation and PowerUp Lending Group, Ltd. dated June 26, 2017	10-Q	8/21/17	10.03

10.4	Convertible Promissory Note (principal amount of $78,500) pursuant to Securities Purchase Agreement by and between IronClad Encryption Corporation and PowerUp Lending Group, Ltd. dated June 26, 2017	10-Q	8/21/17	10.04

10.5	Employment Agreement by and between IronClad Encryption Corporation and Jeff B. Barrett effective as of January 6, 2017	10-Q	8/21/17	10.05

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10.6	Employment Agreement by and between IronClad Encryption Corporation and Daniel M. Lerner effective as of January 6, 2017	10-Q	8/21/17	10.06

10.7	Employment Agreement by and between IronClad Encryption Corporation and James D. McGraw effective as of January 6, 2017	10-Q	8/21/17	10.07

10.8	Employment Agreement by and between IronClad Encryption Corporation and Len E. Walker effective as of January 6, 2017	10-Q	8/21/17	10.08

10.9	Employment Agreement by and between IronClad Encryption Corporation and David G. Gullickson effective as of May 1, 2017	10-Q	8/21/17	10.09

10.10	Employment Agreement by and between IronClad Encryption Corporation and Monty R. Points effective as of May 1, 2017	10-Q	8/21/17	10.10

10.11	Employment Agreement by and between IronClad Encryption Corporation and Randall W. Rice effective as of June 1, 2017	10-Q	8/21/17	10.11

10.12	Investment Agreement by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	10.12

10.13	Convertible Promissory Note by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	10.13

10.14	Convertible Promissory Note by and between IronClad Encryption Corporation and Tangiers Global, LLC dated August 24, 2017	S-1	10/17/17	10.14

10.15	Amendment #1 to Convertible Promissory Note by and between IronClad Encryption Corporation and Tangiers Global, LLC dated October 20, 2017	8-K	10/24/17	10.1

23.1	Consent of Accountants for IronClad Encryption Corporation.				X

24.1	Power of Attorney (included on signature page).	S-1	10/17/17	24.1

101.INS	XBRL Instance Document				X

101.SCH	XBRL Taxonomy Extension Schema Document				X

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				X

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document				X

101.LAB	XBRL Taxonomy Extension Label Linkbase Document				X

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				X

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston on November 28, 2017.

IRONCLAD ENCRYPTION CORPORATION

/s/ James D. McGraw
President, Chief Executive Officer, Vice Chairman of the Board and Principal Executive Officer

/s/ David G. Gullickson
Vice President of Finance, Treasurer, and Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

	/s/ James D. McGraw	Director	November 28, 2017
James D. McGraw

	*	Director	November 28, 2017
Gregory B. Lipsker

	*	Director	November 28, 2017
John S. Reiland

*By:	/s/ James D. McGraw	Attorney-In-Fact	November 28, 2017
James D. McGraw